REFORMED COPY
FOUR CORNERS PROJECT
CO‑TENANCY AGREEMENT

Including Amendment No. 11
Dated
June 30, 2018
BETWEEN

ARIZONA PUBLIC SERVICE COMPANY
NAVAJO TRANSITIONAL ENERGY COMPANY, LLC
PUBLIC SERVICE COMPANY OF NEW MEXICO
SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT
AND POWER DISTRICT
TUCSON ELECTRIC POWER COMPANY

(Includes 3 Bills of Sale)

i

INDEX

Section
1    PARTIES
2    RECITALS
3    AGREEMENT
4    EFFECTIVE DATE

5	DEFINITIONS:
5.0(a)    ACCOUNTING PRACTICE
5.1    ADDITIONAL FUEL AGREEMENT
5.2    AMENDED ORIGINAL LEASE
5.3    ARIZONA §323 GRANT
5.4    CAPITAL ADDITIONS
5.5    CAPITAL BETTERMENTS
5.5(a)    CAPITAL IMPROVEMENTS
5.5(b)    CAPITAL ITEMS
5.6    CAPITAL REPLACEMENTS
5.7    COAL LEASE
5.8    COMMON FACILITIES
5.9    CONDITIONAL PARTIAL ASSIGNMENT
5.9(a)    CONNECTION TO 345 KV SWITCHYARD
FACILITIES
5.10    CONSTRUCTION AGREEMENT
5.11    CONTINGENT SALE AGREEMENT
5.11(a) CO‑TENANCY AGREEMENT
5.12    DATE OF FIRM OPERATION
5.13    ENLARGED FOUR CORNERS GENERATING
STATION
5.14    EXCHANGE AGREEMENT
5.14(a) EXISTING NEW FACILITIES

Section
5.14(b) EXISTING RELATED FACILITIES
5.15    FOUR CORNERS
5.16    FOUR CORNERS PROJECT
5.16(a) FUTURE NEW FACILITIES
5.16(b) FUTURE RELATED FACILITIES
5.17    GRANTED LANDS
5.18    INITIAL FOUR CORNERS PLANT
5.18(a) INITIAL GENERATION DATE
5.19    LEASED LANDS9
5.20    MINIMUM COAL STORAGE PILE
5.21    NET EFFECTIVE GENERATING CAPACITY
5.22    NEW FACILITIES
5.23    NEW LEASE
5.24    OPERATING AGREEMENT
5.25    ORIGINAL FUEL AGREEMENT
5.26    ORIGINAL LEASE
5.27    PARTICIPANT(S)
5.28    PROJECT AGREEMENTS
5.28(a) RECORDED MEMORANDUM
5.29    RELATED FACILITIES
5.30    RESERVATION LANDS
5.30(a) RESERVE AUXILIARY POWER SOURCE
5.31    §323 GRANT
5.32    SUPPLEMENTAL LEASE
5.33    SWITCHYARD FACILITIES
5.34    TRIBE
5.35    UNIT 4
5.36    UNIT 5
5.36(a) UNITS OF PROPERTY

Section
5.37    UTAH MINING
5.38    UTAH MINING LEASED LANDS
6    OWNERSHIPS AND TITLES
7    OWNERSHIP OF SWITCHYARD FACILITIES
8    ENTITLEMENT TO PLANT CAPACITY AND ENERGY
9    COORDINATION COMMITTEE
10    USE OF COMMON FACILITIES AND RELATED
FACILITIES DURING CURTAILMENTS
11    WAIVER OF RIGHT TO PARTITION
12    MORTGAGE AND TRANSFER OF PARTICIPANTS’ INTERESTS
13    RIGHT OF FIRST REFUSAL
14    SEVERANCE OF IMPROVEMENTS FROM LEASEHOLD
15    CAPITAL ADDITIONS, CAPITAL BETTERMENTS,
CAPITAL REPLACEMENTS AND RETIREMENTS
OF FOUR CORNERS PROJECT

16     DESTRUCTION, DAMAGE OR CONDEMNATION OF THE
FOUR CORNERS PROJECT

17    RIGHTS OF PARTICIPANTS UPON TERMINATION
18    RIGHTS OF PARTICIPANTS IN WATER AND COAL
19    ARBITRATION
20    DEFAULTS AND COVENANTS REGARDING OTHER
AGREEMENTS

21    TERM
22    RELATIONSHIP OF PARTIES
23    NOTICES
24    COVENANTS RUNNING WITH THE LAND
25    MISCELLANEOUS PROVISIONS
SIGNATURES
NOTARY PAGES

EXHIBIT I
EXHIBIT 2
EXHIBIT 3
EXHIBIT 4
EXHIBIT 5
EXHIBIT 6
EXHIBIT 7
EXHIBIT 8
ATTACHMENT A
ATTACHMENT B
ATTACHMENT C

v

CO-TENANCY AGREEMENT

1.	PARTIES:
The parties to this agreement are: ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (hereinafter referred to as “Arizona”); PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (hereinafter referred to as “New Mexico”); SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district, organized and existing under the laws of the State of Arizona (hereinafter referred to as “Salt River Project”); TUCSON ELECTRIC POWER COMPANY, an Arizona corporation currently known as Tucson Electric Power Company (hereinafter referred to as “Tucson”); and Navajo Transitional Energy Company, a limited liability company wholly owned by the Navajo Nation or a wholly owned subsidiary of Navajo Transitional Energy Company that is still unnamed (hereinafter referred to as “NTEC”).

2.	RECITALS:
This agreement is made with reference to the following facts, among others:

2.1.
Arizona is an Arizona corporation engaged in the generation of electric power and energy in the State of New Mexico and the generation, transmission and distribution of electric power and energy as an electric utility in part of the State of Arizona.

2.2.	4CA is limited liability company in the business of directly and indirectly constructing, investing in, acquiring and holding interests in electric generation facilities.

2.3.
On May 15, 2015, the Participants and El Paso Electric Company (“El Paso”) entered into Amendment No. 8 of this Agreement, which reflected the sale of El Paso’s interest in the Four Corners Project and Facilities Switchyard (the “Interest”) to Arizona under that certain Purchase and Sale Agreement, dated as of February 17, 2015 (the “Purchase Agreement”). On May 15, 2015, the Participants entered into Amendment No. 9 of this Agreement. At the time Amendment No. 8 and No. 9 were executed Arizona intended that it or one of its affiliates would be the party to the Purchase Agreement. Prior to or contemporaneously with the Effective date of Amendment No. 10 of this Agreement, Arizona assigned the Purchase Agreement to 4C Acquisition, LLC. (“4CA”), an Arizona affiliate, and El Paso sold the Interest to 4CA. Among other things, Amendment No. 10 replaces Arizona with 4CA as the owner of the Interest.

2.4.
El Paso Electric Company (hereinafter referred to as “El Paso”) is an electric utility engaged in the generation, transmission and distribution of electric power and energy in parts of the States of Texas and New Mexico. Amendment No. 8 to this Agreement (“Amendment No. 8”) provides, among other things, for updated ownership percentages as they existed following the consummation of the transfer to Arizona by El Paso of El Paso’s interests in the Four Corners Project pursuant to that certain Purchase and Sale Agreement, dated as of February 17, 2015. As of the effective date of Amendment No. 8, El Paso is no longer a party to this Agreement, and all references to El Paso, as well as El Paso’s designation as a Participant, as that term is defined in Section 5.27 herein, are limited to facts or matters occurring or agreements entered into prior to the effective date of Amendment No. 8.

2.5.
NTEC is a limited liability company in the business of directly and indirectly constructing, investing in, acquiring and holding interests in electric generation facilities. Amendment No. 11 to this Agreement (“Amendment No. 11”) provides, among other things, for updated ownership percentages as they exist following the consummation of the transfer to NTEC by 4CA of 4CA’s interests in the Four Corners Project pursuant to that certain Purchase and Sale Agreement, the form of which will be filed by 4CA in FERC Docket No. EC15-159 in May 2018.

As of the effective date of Amendment No. 11, 4CA is no longer a party to this Agreement, and all references to 4CA, as well as 4CA’s designation as a Participant, as that term is defined in Section 5.27 herein, are limited to facts or matters occurring or agreements entered into prior to the effective date of Amendment No. 11.

2.6.	New Mexico is an electric utility engaged in the generation, transmission and distribution of electric power and energy in a part of the State of New Mexico.

2.7.
Salt River Project is an agricultural improvement district organized and existing under the laws of the State of Arizona and is engaged in the generation, transmission and distribution of electric power and energy in part of the State of Arizona.

2.8.
Southern California Edison Company, a California corporation (hereinafter referred to as “Edison”) is an electric utility engaged in the generation of electric power and energy in the States of California and Arizona and in the transmission and distribution of electric power and energy in parts of the States of California and Nevada. Amendment No. 7 to this Agreement (“Amendment No. 7”) provides, among other things, for updated ownership percentages as they existed following the consummation of the transfer to Arizona by Edison of Edison’s interests in the Four Corners Project pursuant to that certain Purchase and Sale Agreement, dated as of November 8, 2010 (the “Purchase Agreement”). As of the effective date of Amendment No. 7, Edison is no longer a party to this Agreement, and all references to Edison as well as Edison’s designation as a Participant, as that term is defined in Section 5.27 herein, are limited to facts or matters occurring or agreements entered into prior to the effective date of Amendment No. 7.

2.9.	Tucson is an electric utility engaged in the generation, transmission and distribution of electric power and energy in part of the State of Arizona.

2.10.
On the 27th day of May, 1966, the Participants executed and delivered an application and form of grant of rights-of-way and easements pursuant to which the Secretary of Interior will grant to the Participants rights-of-way and easements pursuant to the §323 Grant for the construction, reconstruction, use, operation, maintenance, relocation and removal of the Four Corners Project in, over, under, on, along and across the Granted Lands.

2.11.
On the 27th day of May, 1966, Arizona executed and delivered an application and form of grant of rights-of-way and easements pursuant to which the Secretary of Interior will grant to Arizona rights-of-way and easements pursuant to the Arizona §323 Grant pursuant to which it will reconstruct, use, operate, maintain, relocate and remove the Initial Four Corners Plant.

2.12.
On the 27th day of May, 1966, the Navajo Tribe of Indians, as Lessor, and Arizona, El Paso, New Mexico, Salt River Project, Edison and Tucson, all as Lessees, entered into the Supplemental Lease wherein the Participants are leased certain rights in and to certain real property located within the Navajo Reservation, including the Leased Lands, for the construction, reconstruction, use, operation, maintenance, relocation and removal of the Four Corners Project, and which amends, supplements and revises the Original Lease.

2.13.
On the 6th day of July, 1966, the Secretary of Interior approved the application for and form of the §323 Grant and the Arizona §323 Grant subject to the Participants’ acceptance of modifications in certain of the terms and conditions therein contained, which such modifications were accepted by the Participants on the 19th day of July, 1966.

2.14.	The §323 Grant, the Arizona §323 Grant, the Supplemental Lease and this Co- Tenancy Agreement will be recorded concurrently in the office of the County Clerk of San Juan County, New Mexico.

2.15.	The parties hereto desire by this Co-Tenancy Agreement to establish certain terms and conditions relating to their ownership and operation of the Four

Corners Project, and relating to the rights afforded them under the Project Agreements.

3.	AGREEMENT:
The parties, for and in consideration of the mutual covenants to be by them kept and performed, agree as follows:

4.	EFFECTIVE DATE:
This Co-Tenancy Agreement shall become effective when:

4.1.	It has been duly executed and delivered on behalf of all of the Participants.

4.2.	The §323 Grant becomes effective; provided, however, that the effective date and time of this Co-Tenancy Agreement shall be contemporaneous with the effective date and time of said §323 Grant.

5.	DEFINITIONS:
The following terms, when used herein, shall have the meaning specified:

5.0(a).	Accounting Practice: Generally accepted accounting principles, in accordance with FERC Accounts, applicable to electric utility operations.

5.1.	Additional Fuel Agreement: Four Corners Fuel Agreement No. 2 between the Participants and Utah Mining relating to fuel for Units 4 and 5.

5.2.	Amended Original Lease: The Original Lease, as amended, supplemented and revised by the Supplemental Lease.

5.3.
Arizona §323 Grant: Grant of rights-of-way and easements under the Act of February 5, 1948 (62 Stat. 17, 18, 25 U.S.C. §323-328), the Act of March 3, 1879 (20 Stat. 394, 5 U.S.C. §485), as amended, and the Acts of July 9, 1832 and July 27, 1868 (4 Stat. 564, 15 Stat. 228, 25 U.S.C. §2), and such regulations promulgated thereunder as are applicable, including 25 CFR §12 and Part 161, to Arizona, pursuant to which it will reconstruct, use, operate, maintain, relocate and remove the Initial Four Corners Plant.

5.4.
Capital Additions: Any Units of Property which are added to the Four Corners Project, to the Common Facilities or to the Related Facilities which serve in connection with the Initial Four Corners Plant, which do not substitute for any existing Units of Property constituting a part of the Four Corners Project, or for the Common Facilities or the Related Facilities which serve in connection with the Initial Four Corners Plant, and any land or land rights which are added to the Four Corners Project, or to the Common Facilities or to the Related Facilities which serve in connection with the Initial Four Corners Plant, which do not substitute for any existing land or land rights constituting a part of the Four Corners Project, or for the Common Facilities or for the Related Facilities which serve in connection with the Initial Four Corners Plant, and which, in accordance with Accounting Practice, would be capitalized.

5.5.
Capital Betterments: The improvement of land or land rights or the enlargement or improvement of any structures, facilities or equipment constituting a part of the Four Corners Project or of the Common Facilities or the Related Facilities which serve in connection with the Initial Four Corners Plant, or the substitution of other structures, facilities or equipment constituting a part of the Four Corners Project, or of the Common Facilities or the Related Facilities which serve in connection with the Initial Four

Corners Plant, where the substitution constitutes an enlargement or improvement as compared with that for which it is substituted, and which, in accordance with Accounting Practice would be capitalized.

5.5(a).	Capital Improvements: Those additions, betterments and replacements of the Initial Four Corners Plant or the Four Corners Project.

5.5(b).	Capital Items: Any, some, or all of Capital Additions, Capital Betterments, Capital Improvements and Capital Replacements.

5.6.
Capital Replacements: The substitution of any Units of Property, land or land rights constituting a part of the Four Corners Project, or of the Common Facilities or the Related Facilities which serve in connection with the Initial Four Corners Plant, for other Units of Property or land or land rights, where the substitution does not constitute an enlargement or improvement of the thing for which it is substituted, and which, in accordance with Accounting Practice, would be capitalized.

5.7.
Coal Lease: The lease between the Tribe and Utah Mining dated as of July 26, 1957, and recorded in Book 480, page 74, in the office of the County Clerk of San Juan County, New Mexico, and amended by amendment dated October 18, 1957, and recorded in Book 480, page 75-V, and amended by amendment dated October 24, 1961, and recorded in Book 663, page 276, and amended by amendment dated March 29, 1965, and recorded in Book 663, page 277, all in the office of the County Clerk of San Juan County, New Mexico.

5.8.
Common Facilities: Those existing facilities, more particularly described in Exhibit 1 hereto, which are located on the real property described in Exhibit 5 of the Co-Tenancy Agreement, and which will serve in connection with the operation and maintenance both of Units 4 and 5 and of the existing three units of the Initial Four Corners Plant.

5.9.
Conditional Partial Assignment: An assignment dated September 2, 1966 between Utah Mining, as Assignor, and the Participants, as Assignees, whereby Utah Mining conditionally transfers and assigns to the Participants its rights, title and interest in, to and under the Coal Lease, insofar as it pertains to the coal lands dedicated pursuant to the Original Fuel Agreement and the Additional Fuel Agreement, and its right, title and interest in and to that portion of the Utah Mining Leased Lands dedicated pursuant to said agreements; which assignment was recorded on March 2, 1967 in Book 650, page 2, of Official Records in the office of the County Clerk of San Juan County, New Mexico.

5.9(a).	Connection to 345 KV Switchyard Facilities: Connection to positions No. 1 and No. 3 of the 345 KV switchyard from the existing 345 KV bushings of the Reserve Auxiliary Power Source.

5.10.
Construction Agreement: The Four Corners Project Construction Agreement between the Participants, which provides for the construction of the Four Corners Project, with the exception of the Common Facilities allocated thereto.

5.11.
Contingent Sale Agreement: Contingent Sale Agreement between Arizona, as First Party, and El Paso, New Mexico, Salt River Project, Edison and Tucson, as Second Parties, wherein Arizona has agreed to sell on a contingent basis an undivided interest in the Common Facilities to Second Parties.

5.11(a). Co-Tenancy Agreement: The Co-Tenancy Agreement among the Participants which was recorded on July 21, 1966, in Book 636, page 1, of official records, in the office of the County Clerk of San Juan County, New Mexico; as amended by Amendment No. 1 to Co-Tenancy Agreement dated March 28, 1967, which was recorded on June 8, 1967, in Book 652, page 493, of official records, in the office of said County Clerk; and as amended from time to time. References in the Co-Tenancy Agreement to the effective date thereof or of a particular provision or instrument shall mean the effective date of the original Co-Tenancy Agreement or of the particular provision or instrument when first referenced in the original Co-Tenancy Agreement as then amended.

5.12.
Date of Firm Operation: The date established in accordance with the Project Agreements in each case for Units 4 and 5 which will follow the start-up period of a generating Unit during which any necessary adjustments and/or alterations will be made to provide for the Unit’s safe and dependable operation, and which is the date on which the Unit is determined to be reliable as a source of generation and upon which the Unit can be reasonably expected to operate continuously at its rated capacity.

5.13.	Enlarged Four Corners Generating Station: The Initial Four Corners Plant and the Four Corners Project.

5.14.
Exchange Agreement: Exchange Agreement (to be recorded contemporaneously herewith in the offices of the County Clerks of San Juan County and McKinley County, New Mexico), dated March 28, 1967, between Arizona, as First Party, and El Paso, New Mexico, Salt River Project, Edison and Tucson, as Second Parties, wherein Arizona conditionally agreed to exchange an undivided interest in the Common Facilities for an undivided interest in the New Facilities; as amended by letter of agreement among the Participants dated March 28, 1967, a copy of which is attached as Exhibit 6 hereto.

5.14(a). Existing New Facilities: Those facilities, or portions thereof, described in Exhibit 4 hereto and which are located on the real property described in Exhibit 5 of the Co-Tenancy Agreement on the effective date of this instrument.
5.14(b). Existing Related Facilities: Those facilities, or portions thereof, described in Exhibit 3 hereto, which are located on the real property described in Exhibit 5 of the Co-Tenancy Agreement on the effective date of this instrument. Such facilities will serve in connection with the operation and maintenance both of Units 4 and 5 and of the existing three units of the Initial Four Corners Plant.

5.15.	Four Corners: The site of the Enlarged Four Corners Generating Station located on the Navajo Reservation near Shiprock, New Mexico.

5.16.
Four Corners Project: Unit 4 and Unit 5, each to be 755 MW (nameplate), all facilities and structures used therewith or related thereto, the Switchyard Facilities therefor, and the respective undivided interests in the Common Facilities and the Related Facilities allocated thereto (all as described in Exhibits 1, 2 and 3 attached to the Co-Tenancy Agreement as amended), to be constructed and acquired at Four Corners by the Participants on the Granted Lands and the Leased Lands.

5.16(a). Future New Facilities: Those facilities, or portions thereof described in Exhibit 4 hereto and which become located on the real property described in Exhibit 5 of the Co-Tenancy Agreement after the effective date of this instrument.
5.16(b). Future Related Facilities: Those facilities, or portions thereof, described in Exhibit 3 hereto, which become located on the real property described in Exhibit 5 of the Co-Tenancy Agreement after the effective date of this instrument. Such facilities will serve in connection with the operation and maintenance both of Units 4 and 5 and the existing three units of the Initial Four Corners Plant.

5.17.
Granted Lands: The Amended Original Plant Site, New Plant Site, Pumping Plant Site, Dam Site, Common and Related Facilities Area, Ash Disposal Area, and the Reservation Lands located within the rights-of-way and easements described in the §323 Grant as such terms are defined in the §323 Grant, which said defined areas are described in Exhibit 5 hereto attached.

5.18.
Initial Four Corners Plant: The existing generating station of Arizona, located on the Navajo Reservation near Shiprock, New Mexico, on lands leased by Arizona pursuant to the Amended Original Lease, consisting of Units 1 and 2, each 175 MW (nameplate), and Unit 3, 225 MW (nameplate), all facilities and structures used therewith or related thereto, the related switchyard and substation facilities therefor, and the respective undivided interests in the Common Facilities and the Related Facilities allocated thereto, which are located on the real property more particularly described in the Amended Original Lease.

5.18(a). Initial Generation Date: The date upon which Unit 4 or Unit 5, respectively, is synchronized and electrical generation is first available from that unit for transmission to any Participant.

5.19.
Leased Lands: The Amended Original Plant Site, New Plant Site, Pumping Plant Site, Dam Site, Common and Related Facilities Area and Ash Disposal Area, as such terms are defined in the Supplemental Lease, and which said defined areas are described in Exhibit 5 hereto attached.

5.20.	Minimum Coal Storage Pile: The Minimum Coal Storage Pile, as determined by the Participants, for Units 4 and 5, to be drawn upon when fuel deliveries from Utah Mining may be interrupted.

5.21.
Net Effective Generating Capacity: The maximum continuous ability of each Unit of the Enlarged Four Corners Generating Station to produce power, which shall be determined for each Unit of the Enlarged Four Corners Generating Station in accordance with the Operating Agreement.

5.22.	New Facilities: Existing New Facilities and Future New Facilities.

5.23.
New Lease: The provisions of the Supplemental Lease which are applicable to the Four Corners Project and under which the Participants will acquire leasehold rights to construct, reconstruct, use, operate, maintain, relocate and remove the Four Corners Project.

5.24.	Operating Agreement: Operating Agreement between the Participants providing for the operation and maintenance of the Four Corners Project.

5.25.
Original Fuel Agreement: Fuel Agreement dated August 18, 1960, as amended and supplemented by five supplements, including the Fifth Supplement, between Utah Mining and Arizona, relating to fuel for the Initial Four Corners Plant.

5.26.
Original Lease: Indenture of Lease dated December 1, 1960, between the Tribe and Arizona, leasing to Arizona certain leasehold rights pursuant to which it has constructed the Initial Four Corners Plant, said Original Lease being of record in Book 474, page 187, in the office of the County Clerk of San Juan County, New Mexico, and supplemental exhibits to said Original Lease recorded in Book 511, page 65, in the office of the County Clerk of San Juan County, New Mexico.

5.27.
Participant(s): One or more entities, including Arizona, NTEC, New Mexico, Salt River Project and Tucson, with an ownership interest in the Four Corners Project, and, when referring specifically to facts or matters occurring or agreements entered into prior to the effective date of Amendment No. 8, El Paso. The term “Original Participants” shall refer to “Arizona, El Paso, New

Mexico, Salt River Project, Edison and Tucson”. Except with respect to any rights, benefits, duties, or obligations expressly provided for in any Project Agreement, a Participant’s rights, benefits, duties, and obligations under this Agreement are expressly limited to those rights, benefits, duties, and obligations involving that portion of the Four Corners Project in which the Participant has an ownership interest.

5.28.
Project Agreements: The §323 Grant, the New Lease, the Co-Tenancy Agreement, the Construction Agreement, the Operating Agreement, the Additional Fuel Agreement, the Conditional Partial Assignment, the Recorded Memorandum, the Exchange Agreement and the Contingent Sale Agreement.

5.28(a). Recorded Memorandum: The Memorandum dated September 2, 1966, between Utah Mining and the Participants pursuant to Sections 13 and 17.14 of the Additional Fuel Agreement evidencing the principal obligations of Utah Mining and providing also for the imposition of an equitable servitude and covenant running with the land with respect to Utah Mining’s interest in that portion of Utah Mining Leased Lands which have been dedicated or designated as a supply of fuel for the Four Corners Project; which was recorded on March 2, 1967, in Book 650, page 1, of Official Records, in the office of the County Clerk of San Juan County, New Mexico.

5.29.	Related Facilities: Existing Related Facilities and Future Related Facilities.

5.30.	Reservation Lands: The lands of the Tribe located within the Navajo Reservation.

5.30(a). Reserve Auxiliary Power Source: The No. 1 and No. 2 230/345 KV bus tie transformers as described in Exhibit 2 attached hereto.

5.31.
§323 Grant: Grant of rights-of-way and easements under the Act of February 5, 1948 (62 Stat. 17, 18, 25 U.S.C. §323-328), the Act of March 3, 1879 (20 Stat. 394, 5 U.S.C. §485), as amended, and the Acts of July 9, 1832 and July 27, 1868 (4 Stat. 564, 15 Stat. 228, 25 U.S.C. §2), and such regulations promulgated thereunder as are applicable, including 25 CFR §1.2 and Part 161, to Arizona, Edison, New Mexico, El Paso, Tucson and Salt River Project, pursuant to which they will construct, reconstruct, use, operate, maintain, relocate and remove the Four Corners Project.

5.32.
Supplemental Lease: The Supplemental and Additional Indenture of Lease dated the 27th day of May 1966, which combines the amendments and supplements to and the revisions of the Original Lease, and the New Lease.

5.33.	Switchyard Facilities: The 345 KV and 500 KV switchyards and facilities related thereto to be utilized by Units 4 and 5, described in Exhibit 2 hereto attached.

5.34.	Tribe: The Navajo Tribe of Indians.

5.35.	Unit 4: Steam Electric Generating Unit with a nameplate rating of 755 MW described in Exhibit 2 hereto attached.

5.36.	Unit 5: Steam Electric Generating Unit with a nameplate rating of 755 MW described in Exhibit 2 hereto attached.
5.36(a). Units of Property: Units of property as described in the Federal Energy Regulatory Commissions “List of Units of Property for use in Connection

with the Uniform System of Accounts Prescribed for Public Utilities and Licensees,” in effect as of the date of this Amendment No. 3 to the Co-Tenancy Agreement and as such list may be amended from time to time.

5.37.	Utah Mining: Utah Construction & Mining Co., a Delaware corporation.
Utah Mining Leased Lands: The lands leased to Utah Mining under the terms of the Coal Lease.

6.	OWNERSHIPS AND TITLES:

6.1.
The Participants shall construct the Four Corners Project in accordance with the Project Agreements and their rights, titles and interests therein shall be as provided in this Co-Tenancy Agreement, the §323 Grant and the New Lease.

6.1.1.
For those Participants in the Enlarged Four Corners Generating Station who have made or are committed to make, as of December 31, 1981, those Capital Items shown on Exhibit 7 or Exhibit 8 hereto on any of the Leased Lands, such Participants are hereby granted an easement or easements for such uses of the occupied Leased Lands on which such Capital Items are located or are to be located, for the term of the Co-Tenancy Agreement. The ownership of each Participant in such Capital Items and the right of such Participant to occupy a portion of such Leased Lands shall be equal to the percentage cost of investment in such Capital Items paid by such Participant. At the request of a Participant, approved easements will be evidenced by separate easement documents in recordable form setting forth the approved uses and approved locations.

6.1.2.
Any of the Participants in the Enlarged Four Corners Generating Station shall have the right, at its own expense, to add any Capital Item on the Leased Lands and to use the portion of the Leased Lands occupied by such Capital Item for the term of this Co-Tenancy Agreement; provided that approval has been obtained pursuant to Section 8.6 of the Four Corners Project Operating Agreement.

6.1.3.
Any Participant owning an interest in a Capital Item shall have the right to affix its name to such Capital Item in a manner and at a location to be approved pursuant to Section 8.6 of the Operating Agreement.

6.1.4.
If any Capital Item is severed or removed from such Leased Lands, at the request of the grantor Participant of such Leased Lands, such severance or removal shall be evidenced by bills of sale from the grantee Participant to the grantor Participant.

6.2.
The Participants shall hold title to and own as tenants in common all the facilities forming part of the Four Corners Project (excluding the Common Facilities, the Switchyard Facilities, the New Facilities, the Related Facilities not included in the New Facilities, and the Reserve Auxiliary Power Source) as follows:

6.2.1.	Arizona shall own an undivided 63% interest therein.

6.2.2.	NTEC shall own an undivided 7% interest therein.

6.2.3.	New Mexico shall own an undivided 13% interest therein.

6.2.4.	Salt River Project shall own an undivided 10% interest therein.

6.2.5.	Tucson shall own an undivided 7% interest therein.

6.2(a).	The Participants shall hold title to and own as tenants in common the Related Facilities not included in the New Facilities existing on the effective date of Amendment No. 8 as follows:
6.2(a)1.     Arizona shall own an undivided 73.20% interest therein.
6.2(a)2. NTEC shall own an undivided 5.07% interest therein.
6.2(a)3.    New Mexico shall own an undivided 9.42% interest therein.
6.2(a)4.    Salt River Project shall own an undivided 7.24% interest therein.
6.2(a)5. Tucson shall own an undivided 5.07% interest therein.
The Participants shall hold title to and own as tenants in common all Related Facilities, including improvements thereto, acquired or constructed after the effective date of Amendment No. 8 as follows:
6.2(a)6.    Arizona shall own an undivided 63% interest therein.
6.2(a)7. NTEC shall own an undivided 7% interest therein.
6.2(a)8.    New Mexico shall own an undivided 13% interest therein.
6.2(a)9.    Salt River Project shall own an undivided 10% interest therein.
6.29(a)10.    Tucson shall own an undivided 7% interest therein.

6.3.	The Participants shall hold title to and own as tenants in common the Existing New Facilities (excluding Existing Related Facilities) as follows:

6.3.1.	Arizona shall own an undivided 63% interest therein.

6.3.2.	NTEC shall own an undivided 7% interest therein.

6.3.3.	[Reserved]

6.3.4.	New Mexico shall own an undivided 13% interest therein.

6.3.5.	Salt River Project shall own an undivided 10% interest therein.

6.3.6.	Tucson shall own an undivided 7% interest therein.

6.3(a).
Until such time as the exchange of the Future New Facilities provided for in the last sentence of Section 3 of the Exchange Agreement shall have occurred, the following Participants shall receive title to and own as tenants in common the Future New Facilities, as follows:

6.3(a)1.    Arizona shall own an undivided 56.47% interest therein.
6.3(a)2.    NTEC shall own an undivided 8.24% interest therein.
6.3(a)3.    New Mexico shall own an undivided 15.29% interest therein.

6.3(a)4.	Salt River Project shall own an undivided 11.76% interest therein.
6.3(a)5.    Tucson shall own an undivided 8.24% interest therein.

6.4.
From and after the date upon which the exchange or sale shall have occurred, pursuant to the terms and conditions of the Exchange Agreement or the Contingent Sale Agreement, as the case may be, the Participants shall hold title to and own as tenants in common the New Facilities, excluding the Related Facilities, as follows:

6.4.1.	Arizona shall own an undivided 63% interest therein.

6.4.2.	NTEC shall own an undivided 7% interest therein.

6.4.3.	[Reserved]

6.4.4.	New Mexico shall own an undivided 13% interest therein.

6.4.5.	Salt River Project shall own an undivided 10% interest therein.

6.4.6.	Tucson shall own an undivided 7% interest therein.

6.5.
The Participants shall hold title to and own as tenants in common the Common Facilities and the Existing Related Facilities included in the New Facilities, in both cases, existing on the effective date of Amendment No. 8 as follows:

6.5.1.	Arizona shall own an undivided 73.20% interest therein.

6.5.2.	NTEC shall own an undivided 5.07% interest therein.

6.5.3.	New Mexico shall own an undivided 9.42% interest therein.

6.5.4.	Salt River Project shall own an undivided 7.24% interest therein.

6.5.5.	Tucson shall own an undivided 5.07% interest therein.
The Participants shall hold title to and own as tenants in common all Future Related Facilities, including improvements thereto, acquired or constructed after the effective date of Amendment No. 7 as follows:

6.5.6.	Arizona shall own an undivided 63% interest therein.

6.5.7.	NTEC shall own an undivided 7% interest therein.

6.5.8.	New Mexico shall own an undivided 13% interest therein.
Salt River Project shall own an undivided 10% interest therein.

6.5.9.	Tucson shall own an undivided 7% interest therein.

6.6.	The Participants shall receive title to and own as tenants in common the Minimum Coal Storage Pile for the Four Corners Project as follows:

6.6.1.	Arizona shall own an undivided 63% interest therein.

6.6.2.	NTEC shall own an undivided 7% interest therein.

6.6.3.	[Reserved]

6.6.4.	New Mexico shall own an undivided 13% interest therein.

6.6.5.	Salt River Project shall own an undivided 10% interest therein.

6.6.6.	Tucson shall own an undivided 7% interest therein.

6.7.
The ownerships and titles described in Sections 6.2 and 6.6 shall vest simultaneously in Arizona, NTEC, New Mexico, Salt River Project and Tucson so that the estate of each is concurrent as to time, right and priority.

6.8.
The ownerships and titles described in Section 6.3 shall vest simultaneously in NTEC, New Mexico, Salt River Project and Tucson so that the estate of each is concurrent as to time, right and priority, subject to the terms and conditions of the Exchange Agreement and the Contingent Sale Agreement.

6.9.
From and after the date upon which the exchange or sale shall have occurred, pursuant to the terms and conditions of the Exchange Agreement or the Contingent Sale Agreement, as the case may be, the estates of NTEC, Arizona, New Mexico, Salt River Project and Tucson in and to the Common Facilities and the New Facilities shall be deemed to be concurrent as to time, right and priority.

6.10.
Within eighteen (18) months following the Date of Firm Operation of Unit 5, the Participants shall jointly make, execute and deliver a supplement to this Co-Tenancy Agreement in recordable form, which shall describe with particularity and detail the facilities, equipment and other property then constituting the Four Corners Project not specifically described in the exhibits hereto or deleted therefrom, and such supplement, when prepared, shall be and become a part of this Co-Tenancy Agreement. The percentage undivided ownership interests of the Participants in and to the various facilities described in such supplement shall be as provided in this Co-Tenancy Agreement.

6.11.
In the event that any Participant transfers or assigns any of its right, title or interest (collectively, “interest”) in and to the Four Corners Project in accordance with the terms and conditions of this Co-Tenancy Agreement, the Participant assigning or transferring such interest shall, upon completion of such transfer or assignment, provide written notice to the other Participants and the Operating Agent, as defined in the Operating Agreement, of any changes in the interests of that Participant in the Four Corners Project. Upon receipt of such notice, the Operating Agent shall prepare for signature by the Participants an amendment to the Co-Tenancy Agreement reflecting such changes.

7.	OWNERSHIP OF SWITCHYARD FACILITIES:

7.1.	The Participants shall receive title to and own as tenants in common the 500 KV Switchyard Facilities described in Exhibit 2 hereto attached, as follows:

7.1.1.	Arizona shall own an undivided 81.50% interest therein.

7.1.2.	NTEC shall own an undivided 3.50% interest therein.

7.1.3.	[Reserved]

7.1.4.	New Mexico shall own an undivided 6.50% interest therein.

7.1.5.	Salt River Project shall own an undivided 5.00% interest therein.

7.1.6.	Tucson shall own an undivided 3.50% interest therein.

7.2.	The Participants shall receive title to and own as tenants in common the 345 KV Switchyard Facilities described in Exhibit 2 hereto attached, as follows:

7.2.1.	Arizona shall own an undivided 59.32% interest therein.

7.2.2.	NTEC shall own an undivided 8.94% interest therein.

7.2.3.	[Reserved]

7.2.4.	New Mexico shall own an undivided 19.26% interest therein.

7.2.5.	Salt River Project shall own an undivided 8.52% interest therein.

7.2.6.	Tucson shall own an undivided 3.96% interest therein.

7.3.
The Participants shall receive title to and own as tenants in common that portion of the Switchyard Facilities described in Exhibit 2 hereto attached as the 345-500 KV transformer and the Connection to Reserve Auxiliary Power Source, as follows:

7.3.1.	Arizona shall own an undivided 63% interest therein.

7.3.2.	NTEC shall own an undivided 7% interest therein.

7.3.3.	[Reserved]

7.3.4.	New Mexico shall own an undivided 13% interest therein.

7.3.5.	Salt River Project shall own an undivided 10% interest therein.

7.3.6.	Tucson shall own an undivided 7% interest therein.

7.4.	APS shall have title and own the newly installed second 345/500 KV transformer

7.5.	The Participants shall receive title to and own as tenants in common the Reserve Auxiliary Power Source as follows:

7.5.1.	Arizona shall own an undivided 63.00% interest therein.

7.5.2.	NTEC shall own an undivided 7.00% interest therein.

7.5.3.	[Reserved]

7.5.4.	New Mexico shall own an undivided 13.00% interest therein.

7.5.5.	Salt River Project shall own an undivided 10.00% interest therein.

7.5.6.	Tucson shall own an undivided 7.00% interest therein.

7.6.	The Participants shall receive title to and own as tenants in common the Connection to 345 KV Switchyard Facilities as follows:

7.6.1	Arizona shall own an undivided 53.95% interest therein.

7.6.2	NTEC shall own an undivided 6.00% interest therein.

7.6.3	[Reserved]

7.6.4	New Mexico shall own an undivided 25.49% interest therein.

7.6.5	Salt River Project shall own an undivided 8.56% interest therein.

7.6.6	Tucson shall own an undivided 6.00% interest therein.

7.7.
Pursuant to separate agreement, and by separate instrument, Arizona shall transfer and convey to the other Participants their respective interests in the Reserve Auxiliary Power Source. These interests shall be referred to in the supplement described in Section 6.10 hereof.

7.8.
The ownerships and titles described in Sections 7.1, 7.2, 7.3, 7.4 and 7.6 hereof shall vest simultaneously in Arizona, NTEC, New Mexico, Salt River Project and Tucson so that the estate of each is concurrent as to time, right and priority.

8.	ENTITLEMENT TO PLANT CAPACITY AND ENERGY:

8.1.	Subject to the provisions of Section 20.2, Participants shall own and be entitled to the following percentages of the Net Effective Generating Capacity of Units 4 and 5, as follows:

8.1.1.	Arizona shall own an undivided 63% interest therein.

8.1.2.	NTEC shall own an undivided 7% interest therein.

8.1.3.	[Reserved]

8.1.4.	New Mexico shall own an undivided 13% interest therein.

8.1.5.	Salt River Project shall own an undivided 10% interest therein.

8.1.6.	Tucson shall own an undivided 7% interest therein.

8.2.	The electrical capacity in the Switchyard Facilities shall be made available to the Participants in the manner and in the amounts as set forth in the Operating Agreement.

8.3.
Arizona shall retain the entire capacity and shall receive the entire output of the Initial Four Corners Plant, except to the extent that it has agreed to provide the requirements for the operation of the Four Corners Project from the output of the Initial Four Corners Plant in accordance with the terms and conditions of the Operating Agreement.

9.	COORDINATION COMMITTEE:

9.1.
As a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis among the Participants in connection with various administrative and technical problems, which may arise from time to time in connection with the terms and, conditions of this Co-Tenancy Agreement, the parties hereto hereby establish a Coordination Committee.

9.2.	The Coordination Committee shall consist of one representative from each Participant, who shall be an officer of the Participant, except in the case of

Salt River Project, in which case the representative shall be either the General Manager or the General Manager’s designee. It shall be the function and responsibility of the Coordination Committee to consider such matters as are herein specifically provided and as may be provided from time to time by amendment of or supplement to this Co-Tenancy Agreement

9.3.	The Coordination Committee shall have no authority to modify any of the provisions of this Co-Tenancy Agreement.

9.4.
Each Participant shall notify the other Participants promptly of the designation of its representative or representatives on the Coordination Committee and of any subsequent change in such designation. Any of the Participants may, by written notice to the other Participants, designate an alternate or substitute to act as its representative on the Coordination Committee in the absence of the regular member of the Coordination Committee or to act on specified occasions or with respect to specified matters.

9.5.	Any action or determination of the Coordination Committee shall require the following vote:

(a)	The affirmative vote of the Participants owning at least 75% of the Net Effective Generating Capacity; and

(b)
The affirmative vote of at least 60% of the individual Participants. For purposes of this Section 9.5(b) and any other provisions requiring the vote of a committee, for any two or more Participants where: (i) one of the Participants directly or indirectly controls the other Participant(s)

or (ii) the Participants are under common control (e.g., subsidiaries or affiliates), such two or more Participants shall be deemed one individual Participant and represent one individual vote.

9.6.	Notwithstanding Section 9.5, any actions or determinations of the Coordination Committee related to the matters set forth below shall require the unanimous vote of the Participants:

(a)
Any change in a Participant’s share of Net Effective Generating Capacity or energy, or ancillary services therefrom, except as provided in Section 20.2, or increase of a Participant’s share of the operating expenses or capital expenditures of the Four Corners Project;

(b)
Except as set forth in Section 9.9, approval of a Capital Improvement with an estimated cost, at the time of consideration by the Coordination Committee, in excess of $200,000,000, as adjusted for increases or decreases in the Consumer Price Index occurring after July 16, 2016; or

(c)	A decision to rebuild Unit 4 or Unit 5 of the Four Corners Project if all or substantially all of Unit 4 or Unit 5 is destroyed or damaged.

9.7.
For purposes of Section 9, a “Capital Improvement” shall have the meaning set forth in Section 5.5(a), but also mean a singular project for which the total aggregate cost, which may include multiple purchase orders and multiple contractors, exceeds $200,000,000.00. In the event a Capital Project involves Unit 4 or Unit 5, each unit shall be treated separately and the $200,000,000 amount shall apply per unit and not be aggregated.

9.8.
In no event may the Operating Agent, as that term is defined in the Operating Agreement, claim that a Capital Improvement meeting the definitions set forth in Section 5.5(a) and Section 9.7, is necessary to operate the Four Corners Project in accordance with Prudent Utility Practice, as provided for in Section 14.4 of the Operating Agreement.

9.9.
Beginning on July 6, 2016, Section 9.6(b) shall not apply to the installation of selective catalytic reduction equipment on either Unit 4 or Unit 5, as required by federal law (“SCR Projects”) and SCR Projects shall be subject to the voting requirements of Section 9.5.

9.10.
In the event that the Coordination Committee does not approve a Capital Project subject to the voting requirements of Section 9.6(b), the Participant(s) that voted against the Capital Project shall work in good faith with the Participants that voted in favor of the Capital Project, in order to assure the continued operation of the Four Corners Project, including commercially reasonable efforts by the Participants that voted against the Capital Improvements Project to sell their interests in the Four Corners Project. If the Participants cannot agree on a sale or transfer of their respective rights, titles and interests to the Four Corners Project, pursuant to Section 13, the Participants agree that each of them shall have the right to seek equitable relief, without being subject to the dispute resolution requirements of Section 19.

9.11.	In the event one or more Participants abstains from a vote governed by Section 9.5, does not participate in consideration of a particular matter,

notwithstanding the opportunity to do so, or is not entitled to vote pursuant to Section 20.2 of this Co-Tenancy Agreement, actions or determinations brought before the Coordination Committee shall require the affirmative vote of: (a) the Participants owning at least 75% of the remaining Net Effective Generating Capacity (after subtracting the percentage of Net Effective Generating Capacity owned by the abstaining, non-participating, or defaulting Participant(s)) and (b) at least 60% of the individual Participants that are voting.

9.12.
In the event one or more Participants abstains from or does not participate in a vote governed by Section 9.6, or cannot vote as a result of a default, actions or determinations brought before the Coordination Committee shall require the unanimous affirmative vote of the voting Participants.

9.13.	A Participant shall abstain from voting on any matter if the Participant has a conflict of interest with respect to that matter.

9.14.
Each Participant shall advise the Coordination Committee if the Participant has a conflict of interest with respect to any matter being considered by the Coordination Committee, provided that the failure of a Participant to advise the Coordination Committee of a conflict of interest shall not relieve that Participant of its obligation to abstain from voting on the matter. A conflict of interest shall include matters relating to the new uses of land or other property rights for the Four Corners Project and contracts or other agreements to provide goods or services (other than the services provided by the Operating Agent), including fuel, to the Four Corners Project, where such

Participant or such Participant’s parent or an affiliate of such Participant is the counterparty to such contract or agreement. The determination of whether a conflict of interest exists shall be made by the Coordination Committee.

9.15.
For the avoidance of doubt, in the event of matters involving directly or indirectly the permanent shutdown of the operations of the Four Corners Project and/or the termination of the 2016 Four Corners Coal Supply Agreement (the “CSA”), NTEC affirmatively agrees and acknowledges that it will or may have a conflict of interest in such matter(s), and expressly agrees that it: (i) shall not oppose or object to such matter(s) and (ii) shall abstain from any vote as to such matter(s). This provision overrides and supersedes anything contrary to, or directly or indirectly inconsistent with, this provision in the Project Agreements, the CSA, or any other related documents.

10.	USE OF COMMON FACILITIES AND RELATED FACILITIES DURING CURTAILMENTS:

10.1.
If, because of emergency or planned shutdowns of Common Facilities or Related Facilities or the curtailment for any cause in the use thereof, Units 1, 2, 3 (prior to their respective retirements), 4 and 5 are not all operable simultaneously and continuously at their Net Effective Generating Capacity, then the reduced capacity entitlement of each Participant, because of the inability to operate said Units simultaneously and continuously at their Net Effective Generating Capacity, shall be determined as follows:

Reduced Capacity Entitlement of
Initial Four Corners Plant

C =     N x NEGC1
NEGC2

Reduced Capacity Entitlement of
Four Corners Project

CD1U = N x (NEGC2 – NEGC1) x P
NEGC2

Where:

C = Reduced capacity entitlement of Arizona in Initial Four Corners Plant.

CD1U = With respect to each Participant, the reduced capacity entitlement of such Participant in the Four Corners Project.

N = Reduced Net Effective Generating Capacity of the Enlarged Four Corners Generating Station.

NEGC1 = The Net Effective Generating Capacity of the Initial Four Corners Plant at the time of such emergency or planned shutdown or curtailment.

NEGC2 = The Net Effective Generating Capacity of the Enlarged Four Corners Generating Station at the time of such emergency or planned shutdown or curtailment.

P = With respect to each Participant, such Participant’s percentage of Net Effective Generation under Section 8.1.

10.2.
Curtailments in capacity entitlements necessitated by reason of shortages in the supply of fuel, water or other supplies or services affecting all of the five Units of the Enlarged Four Corners Generating Station commonly shall be treated in the same manner as curtailments necessitated because of emergency or planned shutdowns of Common Facilities or Related Facilities; provided, however, that nothing contained in this Section 10 shall be construed to diminish the respective rights of the Participants in the Minimum Coal Storage Pile.

10.3.
Except as otherwise provided in Section 10, no Participant shall exercise its rights relating to the Common Facilities or Related Facilities so as to endanger or unreasonably interfere with the operation of the Initial Four Corners Plant (prior to the retirement of each of Units 1, 2 and 3 of the Initial Four Corners Plant) or the Four Corners Project.

11.	WAIVER OF RIGHT TO PARTITION:

11.1.
The Participants, and each of them, accept title to the Four Corners Project and title in the Granted Lands and Leased Lands as tenants in common, and agree that their interests therein shall be held in such tenancy in common for the duration of the term of this Co-Tenancy Agreement, including any extension thereof. During the term of this Co-Tenancy Agreement, each Participant agrees as follows:

11.1.1.	That it hereby waives the right to partition the Four Corners Project or the Granted Lands and Leased Lands (whether by partitionment in kind or by sale and division of the proceeds thereof); and

11.1.2.
That it will not resort to any action at law or in equity to partition (in either such manner) the Four Corners Project or the Granted Lands and Leased Lands, and waives the benefits of all laws that may now or hereafter authorize such partition.

11.2.	During the term of this Co-Tenancy Agreement, Arizona waives the right to partition (whether by partitionment in kind or by sale and division of the proceeds thereof) and agrees that it will not resort to any action at law or in equity to partition (in either such manner) and waives the benefits of all laws that may now or hereafter authorize such partition of the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant from the Common Facilities and the Related Facilities allocated to the Four Corners Project.

11.3.
During the term of this Co-Tenancy Agreement, the Participants waive the right to partition (whether by partitionment in kind or by sale and division of the proceeds thereof) and agree that they will not resort to any action at law or in equity to partition (in either such manner) and waive the benefits of all laws that may now or hereafter authorize such partition of the Common Facilities and the Related Facilities allocated to the Four Corners Project from the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant.

12.	MORTGAGE AND TRANSFER OF PARTICIPANTS’ INTERESTS:

12.1.
The Participants, and each of them, shall have the right at any time and from time to time to mortgage, create or provide for a security interest in or convey in trust their respective rights, titles and interests in the Four Corners Project, their respective rights, titles and interests in, to and under the Project Agreements and/or their rights, titles and interests in the Granted Lands and Leased Lands, to a trustee or trustees under deeds of trust, mortgages or indentures, or to secured parties under a security agreement, as security for their present or future bonds or other obligations or securities, and to any successors or assigns thereof, without need for the prior written consent of any other Participants, and without such mortgagee, trustee or secured party assuming or becoming in any respect obligated to perform any of the obligations of the Participants.

12.2.
Any mortgagee, trustee or secured party under present or future deeds of trust, mortgages, indentures or security agreements of any of the Participants and any successor or assign thereof, and any receiver, referee, or trustee in bankruptcy or reorganization of any on the Participants, and any successor by action of law or otherwise, and any purchaser, transferee or assignee of any thereof may, without need for the prior written consent of the other Participants, succeed to and acquire all the rights, titles and interests of such Participant in the Four Corners Project, in, to and under the Project Agreements and/or the rights, titles and interests of such Participant in the Granted Lands and Leased Lands, and may take over possession of or foreclose upon said property, rights, titles and interests of such Participant.

12.3.
Each Participant shall have the right to transfer or assign all or any portion of its respective rights, undivided titles and interests in the Four Corners Project, in, to and under the Project Agreements and/or in the Granted Lands and Leased Lands, without the need for prior written consent of any other Participant, at any time to any of the following:

12.3.1.	To any corporation or other entity acquiring all or substantially all of the property of such Participant; or

12.3.2.	To any corporation or entity into which or with which such Participant may be merged or consolidated; or

12.3.3.	To any corporation or entity the stock or ownership of which is wholly owned by a Participant; or

12.3.4.
To any third party transferee in connection with a financing by such Participant involving or relating to such Participant’s rights, titles and interests in the Four Corners Project, in, to and under the Project Agreements and/or in the Granted Lands and Leased Lands, without such third party transferee assuming or becoming obligated in any respect to perform any of the obligations of such Participant pursuant to this Co-Tenancy Agreement, provided that any and all such rights, titles and interests transferred to such third party transferee are immediately re-purchased by such Participant and are thereupon subject to all of the provisions of this Co-Tenancy Agreement, including, but not limited to, the “right of first refusal” provisions of Section 13 hereof; or

12.3.5.	To the Salt River Valley Water Users’ Association, an Arizona corporation, in the case of a transfer by Salt River Project; or

12.3.6.
To any corporation which owns all of the outstanding common stock of a Participant, or in the case of a Participant which has no common stock, to an entity which owns all of the ownership interest of the Participant (the corporation or entity shall be referred to herein as the “Parent”); or

12.3.7.	To any corporation or entity the common stock or other ownership interest of which is wholly owned by the Parent of such Participant.

12.4.
Except as otherwise provided in Sections 12.1, 12.2, 12.3.4 and 24.4 hereof, any successor to the rights, titles and interests of a Participant in the Four Corners Project, to the rights, titles and interests of a Participant in, to and under the Project Agreements and/or in the Granted Lands and Leased Lands shall assume and agree to fully perform and discharge all of the obligations hereunder of such Participant, and such successor shall notify each of the other Participants in writing of such transfer, assignment or merger. Any such successor shall specifically agree in writing with the remaining Participants at the time of such transfer, assignment or merger that it will not transfer or assign any rights, titles and interests acquired from a Participant without complying with the terms and conditions of Section 13 hereof.

12.5.
No Participant shall be relieved of any of its obligations and duties under the Project Agreements by an assignment under this Section 12 without the express prior written consent of all of the remaining Participants.

12.6.
Except as otherwise provided in Section 12.4 hereof, any transfer, assignment or merger made pursuant to the provisions of this Section 12 shall not be subject to the terms and conditions set forth and contained in Section 13 hereof.

12.7.
Without implying that any provision other than Article 6 and Article 7 herein allows a Participant to own an undivided ownership interest in any component of the Four Corners Project which is not the same as the undivided ownership interest such Participant owns in every other component, each Participant shall own the same undivided percentage interest in Unit 4 as in Unit 5.

13.	RIGHT OF FIRST REFUSAL:

13.1.
Except as provided in Section 12 hereof should any Participant desire to assign, transfer, convey or otherwise dispose of (hereinafter collectively referred to as “Assign”) its rights, titles and interests in the Four Corners Project, or its rights, titles and interests, in, to and under the Project Agreements, or its rights, titles and interests in the Granted Lands or Leased Lands, or any part thereof or interest therein (hereinafter referred to as “Transfer Interest”), to any person, company, corporation, governmental agency or sovereign entity, or any other Participant (hereinafter referred to as “Outside Party”), the remaining Participants, or any one or more of them, shall have the right of first refusal, as hereinafter described, to purchase such Transfer Interest on the basis of the greater of the following amounts:

13.1.1.
The amount of a bona fide written offer from a buyer ready, willing and able to purchase the Transfer Interest after the expiration of the periods for giving notices specified in Sections 13.3 to 13.7 inclusive hereof; or

13.1.2.
The fair market value of the Transfer Interest. As used herein, the term “fair market value” is defined as the amount of money which a purchaser, willing but not obligated to buy the property, will pay to an owner, willing but not obligated to sell it, taking into consideration all of the uses to which the Transfer Interest is adapted and might in reason be applied. Such value need not be computed upon the basis of a cash sale, but may be computed on the basis of the terms offered in Section 13.1.1.

13.2.	Such right of first refusal shall exist as of the effective date of this Co-Tenancy Agreement and shall continue for the term of this Co-Tenancy Agreement.

13.3.
At least one hundred eighty (180) days prior to its intended date to Assign, and after its receipt of a bona fide written offer of the type described in Section 13.1 above, the Participant desiring to Assign its Transfer Interest shall serve written notice of its intention to do so upon the remaining Participants who have an interest in that portion of the Four Corners Project that is the subject of the Transfer Interest in accordance with Section 23 of this Co-Tenancy Agreement. Such notice to the remaining Participants shall contain the approximate proposed date to Assign, the terms and conditions of said bona fide written offer received by such Participant, and the terms and conditions of the proposed assignment. The terms and conditions contained in such notice shall be at least as favorable to the remaining Participants as the terms and conditions of said bona fide written offer, or may be the same terms and conditions as set forth in said offer.

13.4.
Each remaining Participant having an ownership interest in the portion of Four Corners Project that is the subject of the Transfer Interest, including the Outside Party if such Outside Party is a Participant, shall signify its desire to purchase the entire Transfer Interest, or any percentage interest therein, or not to purchase all or any percentage interest therein, by serving written notice of its intention upon the Participant desiring to Assign and upon the remaining Participants pursuant to Section 23 hereof within one hundred twenty (120) days after such service pursuant to Section 13.3 of the written notice of intention to Assign. Failure by a Participant to serve notice as provided hereunder within the time period specified shall be conclusively deemed to be notice of its intention not to purchase any portion of the Transfer Interest.

13.5.
If all or some of the remaining Participants should signify their intention under Section 13.4 to purchase in aggregate more than the entire Transfer Interest, the percentage ownership of the Transfer Interest to be acquired by each such remaining Participant shall be limited to the percentage determined by the formula set forth in Section 13.10.1 hereof.

13.6.
If the remaining Participants, or any one or more of them, should signify its or their intention under Section 13.4 to purchase less than the entire Transfer Interest, the Participant desiring to Assign shall serve written notice of this fact upon the remaining Participants in accordance with Section 23 hereof within ten (10) days after its receipt of the last of the written notices given pursuant to Section 13.4 hereof, or after the expiration of the one hundred twenty (120) day period referred to in Section 13.4 hereof, whichever is earlier.

13.7.
The one or more remaining Participants who signify an intention to purchase less than the entire Transfer Interest may signify the intention to purchase the remainder of the Transfer Interest by serving written notice pursuant to

Section 23 hereof of its or their intention to do so upon the Participant desiring to Assign within thirty (30) days after the receipt of written notice given pursuant to Section 13.6 hereof.

13.8.
When intention to purchase the entire Transfer Interest has been indicated by notices duly given hereunder by the applicable Participant(s) desiring to purchase the Transfer Interest, the Participants shall thereby incur the following obligations:

13.8.1.
The Participant desiring to Assign and the Participant(s) desiring to purchase the Transfer Interest shall be obligated to proceed in good faith and with diligence to obtain all required authorizations and approvals to Assign;

13.8.2.
The Participant desiring to Assign shall be obligated to obtain the release of any liens imposed by or through it upon any part of the Transfer Interest, and to Assign the Transfer Interest at the earliest practicable date thereafter; and

13.8.3.
The Participant(s) desiring to purchase the Transfer Interest shall be obligated to perform all terms and conditions required of it or them to complete the purchase of the Transfer Interest. The purchase of the Transfer Interest shall be fully consummated within eighteen (18) months following the date upon which all notices required to be given under this Section 13 have been duly served, unless the Participant(s) are then diligently pursuing applications to appropriate regulatory bodies (if any) for required authorizations to effect such assignment or are then diligently prosecuting or defending appeals from orders entered or authorizations issued in connection with such application, in which case the purchase of the Transfer Interest shall be fully consummated at the earliest possible date following issuance of the requested authorization(s) or the resolution of any appeal.

13.9.
If the intention to purchase the entire Transfer Interest has not been indicated by notices given within the time periods specified in this Section 13 by the Participant(s) desiring to purchase the Transfer Interest, the Participant desiring to Assign shall be free to Assign all but not less than all of its Transfer Interest to the Outside Party that made the bona fide written offer of the type described in Section 13.1.1 upon the terms and conditions set forth in said bona fide written offer. If such assignment of the entire Transfer Interest to the Outside Party is not completed within eighteen (18) months after the approximate proposed date to assign specified in the notice given pursuant to Section 13.3, the Participant desiring to Assign its Transfer Interest must, unless it is then diligently pursuing its applications to appropriate regulatory bodies (if any) for required authorizations to effect such assignment, or is then diligently prosecuting or defending appeals from orders entered or authorizations issued in connection with such applications, give another complete new right of first refusal to the remaining Participants pursuant to the provisions of this Section 13, before such Participant shall be free to Assign a Transfer Interest to said Outside Party.

13.10.
The Participant(s) who purchase the Transfer Interest shall receive title to and shall own the Transfer Interest as tenants in common, subject to the same rights and obligations as are applied to the Transfer Interest in the hands of the assigning Participant, and shall acquire the Transfer Interest as follows:

13.10.1.
Unless otherwise agreed to by the purchasing Participants, if there is more than one purchasing Participant, the percentage interest of each such purchasing Participant in the Transfer Interest shall be determined by the following formula:

T =	A x C
B

Where:

T =	The percentage of the Transfer Interest to be purchased by each Participant desiring to purchase.

A =	The existing undivided percentage interest of such Participant in the capacity entitlement of the Four Corners Project.

B =	The total undivided percentage interests in the capacity entitlement of the Four Corners Project of all Participants desiring to purchase the Transfer Interest.

C =	The percentage interest in the Four Corners Project of the Transfer Interest.

13.10.2.	If there is only one purchasing Participant, it shall acquire title to and own the entire Transfer Interest.

13.11.
No assignment of a Transfer Interest, whether to another Participant or to an Outside Party, shall relieve the assigning Participant from full liability and financial responsibility for performance after any such assignment:

13.11.1.	Of all obligations and duties incurred by such Participant prior to such assignment under the terms and conditions of the Project Agreements; and/or

13.11.2.
Of all obligations and duties provided and imposed after such assignment upon such assigning Participant under the terms and conditions of the Project Agreements; unless and until the assignee shall agree in writing with the remaining Participants to assume such obligations and duties; provided further, however, that such assignor shall not be relieved of any of its obligations and duties by an assignment under this Section 13, without the express prior written consent of all of the remaining Participants. [See note below.]

13.12.
Any transferee, successor or assignee, or any party who may succeed to the Transfer Interest pursuant to this Section 13, shall specifically agree in writing with the remaining Participants at the time of such transfer or assignment that it will not transfer or assign all or any portion of the Transfer Interest so acquired without complying with the terms and conditions of this Section 13.

13.13.	Nothing contained in this Section 13 shall be deemed to apply to or limit the right of Arizona to assign, transfer, convey or otherwise dispose of its rights,

titles and interests in the Initial Four Corners Plant, or its rights, titles and interests in, to and under the Project Agreements insofar as they relate to the Initial Four Corners Plant, or its rights, titles and interests in the Granted Lands or Leased Lands, or any part thereof or interest therein, insofar as such lands are granted or leased to Arizona under the Amended Original Lease and the Arizona §323 Grant.

13.14.
Any assignment of a Transfer Interest to an Outside Party that is not then a Participant that is a governmental or sovereign entity, agency or instrument of a governmental or sovereign entity or a foreign person shall not be effective unless the assumption by such Outside Party of the obligations of the transferring Participant includes a waiver of sovereign immunity, a consent to the dispute resolution provisions of Section 19 of this Co-Tenancy Agreement, a consent to the governing law provisions of Section 25.4 of this Co-Tenancy Agreement, and any other consents or waivers the Participants deem necessary, sufficient to assure the remaining Participants of the enforceability of the obligations of such Outside Party under the Project Agreements.

13.15.
A Party shall be prohibited from assigning its Transfer Interest to an Outside Party unless such Outside Party, concurrently with such transfer, provides to the Operating Agent any financial assurance or guarantee required by the Financial Assurance Policy, attached as Exhibit 1 to Amendment No. 16 of the Operating Agreement, as then in effect, and the transferring Participant provides evidence, to the reasonable satisfaction of the non-transferring

Participants, that the transferee, successor or assignee, or any party who may succeed to the Transfer Interest pursuant to this Section 13 is financially capable, or provides reasonable financial assurances, of fulfilling the obligations under the Co-Tenancy Agreement.

14.	SEVERANCE OF IMPROVEMENTS FROM LEASEHOLD:

14.1.	With the exception of any of the “non-removable buildings” defined in the
Original Lease as follows:
Office Building
Warehouse Building
Laboratory
Machine Shop
Cafeteria and Kitchen Building
Recreation Building
that have been constructed as a part of the Initial Four Corners Plant, or that may hereafter be constructed as a part of the Four Corners Project, Participants agree that all other facilities, structures, improvements, equipment and property of whatever kind and nature constructed, placed or affixed by Participants hereafter on the Reservation Lands under the rights-of-way and easements granted in the §323 Grant, or pursuant to the rights leased under the New Lease or Amended Original Lease, expressly including but not being limited to Units 4 and 5, all facilities and structures used therewith and related thereto, the Switchyard Facilities and all Common Facilities and Related Facilities, as against the Tribe and all other parties and persons whomsoever (including without limitation any party acquiring any interest in the Leased Lands or the Granted Lands or any interest in or lien, claim or encumbrance against any of such facilities, structures, improvements, equipment and property of whatever kind and nature), shall be deemed to be and remain personal property of the Participants, not affixed to the realty, and, with the exception of the Common Facilities and Related Facilities, shall be removable by the Participants at any time prior to or within one hundred twenty (120) days after the expiration of the later to terminate or expire of the §323 Grant and the New Lease; and the Common Facilities and Related Facilities (exclusive of any non-removable buildings) shall be removable by the Participants at any time prior to or within one hundred twenty (120) days after the expiration of the later to terminate or expire of the §323 Grant, the Arizona §323 Grant, the New Lease and the Amended Original Lease.

15.	CAPITAL ADDITIONS, CAPITAL BETTERMENTS, CAPITAL REPLACEMENTS AND RETIREMENTS OF FOUR CORNERS PROJECT:

15.1.
The Participants hereto recognize that from time to time it may be necessary or desirable to make Capital Additions or Capital Betterments to, Capital Replacements of and retirements of facilities comprising the Four Corners Project, including Common Facilities and Related Facilities.

15.2.
Any such Capital Additions, Capital Betterments, Capital Replacements and retirements shall be noted in or supplement to the appropriate exhibits attached hereto or through procedures established by the Operating Agent and approved by the Coordination Committee.

15.3.
The rights, titles and interests, including percentage ownership interests, of any Participant in and to any Capital Additions, Capital Betterments or Capital Replacements of facilities shall be as provided for the respective classes of property described in Sections 6 or 7 hereof, as the case may be. The Participants shall be obligated for the costs of such Capital Additions, Capital Betterments or Capital Replacements in the same percentages as their percentage ownership interests therein.

15.4.
In the event of the removal or retirement of any facilities comprising part of the Four Corners Project, any proceeds realized from the salvage of such facilities shall be distributed to the Participants in accordance with their percentage ownership interests therein, or shall be applied on account of the Participant’s obligations to pay for Capital Additions, Capital Betterments or Capital Replacements replacing facilities removed or retired.

15.5.
Each Participant shall have the right, at its own expense, to add facilities to the Leased Lands including the Switchyard Facilities and to use the portion of the Leased Lands occupied by such facilities, subject to approval pursuant to Section 8.6 of the Operating Agreement; provided, however, the facilities shown on Exhibit 7 and Exhibit 8 hereto shall be deemed to have been so approved. However, if such additions of facilities involve a new interconnection to the Switchyard Facilities, approval to interconnect to the Switchyard Facilities shall be set forth in a written agreement among the Participants. Such agreement shall specify the terms and conditions for the additions of facilities and charges, if any, to the Participants, including the interconnecting Participant.

15.6.
Each Participant shall have the right at its own expense to add protective relay or communication equipment to facilities solely owned by it, if the Participant determines the protective relay or communication equipment is needed for the protection of its electric system.

16.	DESTRUCTION, DAMAGE OR CONDEMNATION OF THE FOUR CORNERS PROJECT:

16.1.
If all, or substantially all of Unit 4 or Unit 5 of the Four Corners Project should be destroyed, damaged or condemned, then the Participants may elect to repair, restore or reconstruct the damaged, destroyed or condemned facilities in such a manner as to restore the facilities to substantially the same general character or use as the original, or to such other character or use as the Participants may then agree. In the event of such election, it shall be the obligation of the Participants to pay for the costs of such repair, restoration or reconstruction in accordance with the percentage ownership interests of the respective Participants in such facilities, and, upon completion thereof, the Participants’ rights, titles and interests therein shall be as provided in this Co- Tenancy Agreement.

16.2.
If the Participants elect not to repair, restore or reconstruct the damaged, destroyed or condemned facilities, the proceeds from any insurance or from any award shall be distributed to the Participants in accordance with their respective percentage ownership interests in and to such facilities. The facilities not destroyed, damaged or condemned shall be disposed of in a manner agreed upon by the Participants, and the proceeds from such disposition shall be distributed in accordance with the percentage ownership interests of the respective Participants in such facilities.

16.3.
In the event that less than substantially all of Unit 4 or Unit 5 of the Four Corners Project shall be destroyed, damaged or condemned, then it shall be the obligation of the Participants to repair, restore or reconstruct the damaged, destroyed or condemned facilities in such a manner as to restore such facilities to substantially the same general character or use as the original. Each Participant shall be obligated to pay its proportionate share of the costs of such repair, restoration or reconstruction. The requirements set forth above shall similarly apply to all or any portion of the Common Facilities or the Related Facilities necessary for the operation of Unit 4 or Unit 5, as the case may be.

17.	RIGHTS OF PARTICIPANTS UPON TERMINATION:

17.1.
Within one hundred twenty (120) days after the termination of the New Lease and the §323 Grant, the facilities forming the Four Corners Project (exclusive of the Common Facilities and Related Facilities) shall be disposed of by the Participants in a manner to be mutually agreed upon, and the proceeds from such disposition shall be distributed to the Participants in accordance with their respective percentage ownership interests in such facilities, but the Common Facilities and Related Facilities shall not be so disposed of until one hundred twenty (120) days after the later to terminate or expire of the

§323 Grant, the Arizona §323 Grant, the New Lease and the Amended Original Lease.

17.2.
In the event the Participants by mutual agreement abandon the Four Corners Project prior to the termination of this Co-Tenancy Agreement, the Facilities forming the Four Corners Project (exclusive of the Common Facilities) shall be disposed of by the Participants in a manner to be mutually agreed upon and the proceeds from such disposition shall be distributed to such Participants in accordance with their respective percentage ownership interests in such facilities.

18.	RIGHTS OF PARTICIPANTS IN WATER AND COAL:

18.1.
If, pursuant to the terms and conditions of the Original Fuel Agreement, the Additional Fuel Agreement or the Conditional Partial Assignment, the Participants succeed to some or all of the rights of Utah Mining under the Coal Lease and in the Utah Mining Leased Lands, the rights, titles and interests of the Participants therein, and the rights, titles and interests of the Participants in the water rights assigned pursuant to the terms and conditions of the Original Fuel Agreement and the Additional Fuel Agreement shall be held as tenants in common, with each Participant having the same undivided percentage ownership interests therein as provided in Section 6.5 hereof, and such rights, titles and interests shall be subject to all the terms and conditions set forth and contained in this Co-Tenancy Agreement.

19.	ARBITRATION:

19.1.
In the event that any Unresolved Dispute between some or all of the Participants should arise under the Project Agreements, any of such Participants may call for resolution of such Unresolved Dispute in the manner hereinafter set forth, which call shall be binding upon all Participants.

19.2.
An Unresolved Dispute shall mean a disagreement, dispute, controversy or claim arising under or relating to the Project Agreements that has been identified as the same by a Participant in a written Notice submitted to all other involved Participants.

19.3.
The Participants, through the Coordination Committee, agree to use diligent efforts to attempt to resolve all Unresolved Disputes, equitably and in good faith, and further agree to provide each other, in a timely manner, with reasonable non-privileged records, information and data pertaining to any such Unresolved Dispute.

19.4.
If the Unresolved Dispute has not been resolved within 90 days after notice of the Unresolved Dispute has been given pursuant to Section 19.2, and a Participant has determined in its sole discretion that it has exhausted opportunities to settle any such Unresolved Dispute in accordance with Section 19.3 and has determined that it desires to commence arbitration, it may initiate arbitration in accordance with Section 19.5 (“Arbitration”) hereof by serving upon the other involved Participants a formal demand for arbitration.

19.5.	The arbitration procedure shall follow the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as modified herein, and excluding the mediation rules. Unless agreed to otherwise among the Participants, the optional rules for emergency measures of protection are also excluded. Unresolved Disputes that require emergency relief shall be brought in the federal or, if jurisdiction does not lie in the federal courts, the state courts of New Mexico.

19.5.1.
Within twenty (20) business days after the later of receipt of the notice or the availability of the documentation, the other Participants involved in the dispute may issue to the initiating Participants, and file with the American Arbitration Association, their own statement of the matter at issue, in adequate detail, and address additional related matters or issues to be arbitrated. If documentation is material, the notice delivered to the other Participants shall be accompanied by a copy or a description by category of the documents and tangible things that the Participant providing notice has in its possession, custody, or control and may use to support its claims or defenses, unless the use would be solely for impeachment. Any documents that do not accompany the notice shall be made available for review within five (5) business days at a mutually convenient location.

19.5.2.	Within ten (10) business days after the later of receipt of the statement of additional matters or issues to be arbitrated or the availability of documentation, the initiating Participant(s) may issue to the Participants and file with the American Arbitration Association a rebuttal, along with any additional pertinent relevant documentation.

19.6.
The Participants shall agree on arbitrator(s) within fifteen (15) business days after receipt of the notice initiating arbitration; otherwise they shall follow the procedures in AAA rules for selection, as modified herein.

19.6.1.	The arbitrators must be impartial and independent, as well as experienced in issues arising in jointly owned industrial projects.

19.6.2.
All decisions of the arbitrators regarding discovery are to be consistent with the principles of proportionality, set forth in Rule 26(b)(2)(C) of the Federal Rules of Civil Procedure, as it is then in effect.

19.7.
The time allowed for discovery shall be set by the arbitrators, consistent with the expedited nature of arbitration and the principles of proportionality set forth in the Federal Rules of Civil Procedure; provided that in no event shall the time for discovery (other than of experts) be more than forty-five (45) days.

19.7.1.
Documents to be produced shall include electronically stored information (1) with the consent of the Participants, subject to such limitations as they shall agree, or (2) otherwise, only if permitted by the arbitrators, for good cause shown.

(a)	Electronically stored information shall be produced in native format, unless the Participants agree otherwise or the arbitrators decide otherwise, for good cause shown.

19.7.1.	Requests for documents in addition to the initial disclosures may be permitted by the arbitrators, for good cause shown.

19.7.2.	Depositions are discouraged, but up to three (3) depositions of up to one day each per side may be permitted by the arbitrators, for good cause shown.

(a)	If depositions are permitted, witnesses who are employees or consultants of Participants shall be made to appear voluntarily, by the respective Participants.

19.7.3.	Disclosures shall be made consistent with FRCP 26(a)(2)(B), for any witness who will be providing evidence as an expert.

19.7.4.	Depositions of expert witnesses of up to two days each may be permitted by the arbitrators, for good cause shown.

19.7.5.	If depositions of experts are allowed, the arbitrators shall apply the principles of FRCP 26(b)(4)(E).

19.8.	Not less than five (5) days before the beginning of the hearing, the arbitrators will set the number of days of testimony to be permitted for the hearing.

19.8.1.
The arbitrators will seek to set sufficient hearing time to allow for the presentation of each Participant’s reasonably material and pertinent evidence, consistent with the expedited nature of arbitration and the principle of proportionality to the complexity of the matters at issue and the amount or type of relief requested; but in no event shall there be more than five (5) days of hearings unless consented to by all involved Participants.

(a)	In setting the length of the hearing, the arbitrators may consider, but need not follow, the recommendations of the Participants, as to the number of days required.

(b)	The time set for the hearing will not be expanded during the hearing except for circumstances that could not reasonably have been anticipated by the Participants and the Panel.

19.8.2.
The time for the hearing will be divided substantially evenly among the respective sides. In determining the allocation, time for cross-examination by a Participant will be included with time for direct examination by that Participant.

19.8.3.	A decision of the Panel shall be determined by a majority of the Panel.

19.8.4.	Unless the Participants agree otherwise, the award will be accompanied by a statement describing the factors considered by the panel and how the panel reached its decision.

19.8.5.	Unless the Participants agree otherwise, the award shall have a precedential effect on future disputes and the conduct of the Participants.

19.8.6.	Awards of fees and expenses may be made only to a substantially prevailing party, as may be determined by the arbitrators on an issue-by-issue basis.

20.	DEFAULTS AND COVENANTS REGARDING OTHER AGREEMENTS:

20.1.
Each Participant hereby agrees with all of the other Participants that it shall pay all monies and carry out all other performances, duties and obligations agreed to be paid and/or performed by it pursuant to all of the terms and conditions set forth and contained in the Project Agreements, and a default by any Participant in the covenants and obligations to be by it kept and performed pursuant to the terms and conditions set forth and contained in any of the Project Agreements shall be an act of default under this Co-Tenancy Agreement.

20.2.
Upon: (a) a default in the payment by a Participant of any amount due pursuant to the monthly bill from the Operating Agent, (b) a default by a Participant of any other amount due from such Participant (subsentences (a) and (b) hereinafter collectively referred to as a “Payment Default”), or (c) an event of default for any other reason, then:

20.2.1.	[Reserved]

20.2.2.	The Operating Agent shall, and any non-defaulting Participant may, give written notice of such default to each member of the Coordination Committee.

20.2.3.
If the default is a Payment Default, and provided that the defaulting Participant has received fifteen (15) days prior written notice of the Payment Default, pursuant to Section 20.2.2, the Operating Agent or such other entity designated by the Coordination Committee shall draw on or seek payment under the Financial Assurance Policy, with respect to the defaulting Participant, for the amount in default. If adequate funds are not available under the Financial Assurance Policy, the Operating Agent is authorized to include in the next monthly bills to the non-defaulting Participants the amount required to fund any shortfall resulting from the Payment Default, such amount to be allocated among the non-defaulting Participants as follows:
NP Share = NEGC of NP/(100 – NEGC of DP)
where:
“NP Share” is the share of the shortfall to be funded by a non-defaulting Participant;
“NEGC of NP” is the percentage of Net Effective Generating Capacity of that Participant;
“NEGC of DP” is the percentage of Net Effective Generating Capacity of the defaulting Participant;
provided that the aggregate shortfall to be funded by the non-defaulting Participants at any time shall not exceed $250,000,000, as adjusted to reflect changes in the Consumer Price Index after July 6, 2016.

20.2.4.
If the Operating Agent or such other entity designated by the Coordination Committee draws on or seeks payment under the Financial Assurance Policy, the Operating Agent shall give written notice of the same to each member of the Coordination Committee.

20.2.5.
For a Payment Default that remains uncured, the Operating Agent or such other entity designated by the Coordination Committee, shall, on the sixtieth (60th) day following the original written notice of default, as set forth in Section 20.2.2, suspend the defaulting Participant’s voting rights and its entitlement to its Net Effective Generating Capacity from the Four Corners Project. The suspension of a defaulting Participant’s rights shall not suspend its obligations under the Project Agreements.

20.2.6.
For a performance default that is not being disputed, the Operating Agent or such other entity designated by the Coordination Committee, may, on the sixtieth (60th) day following the original written notice of default, as set forth in Section 20.2.2, suspend the defaulting Participant’s voting rights. The suspension of a defaulting Participant’s voting rights shall not suspend its obligations under the Project Agreements. A suspension under this Section 20.2.6 shall require the approval of the Coordination Committee.

20.2.7.
Upon a suspension for a Payment Default, as set forth in Section 20.2.5, the non-defaulting Participants, through the Coordination Committee, may either reduce the energy generation of the Four Corners Project or one or more non-defaulting Participants may elect to take additional generation from the Four Corners Project. If more than one non-defaulting Participant elects to take additional generation from the Four Corners Project, the amount of additional generation shall be apportioned in accordance with their respective Net Effective Generating Capacity or as they may otherwise agree. Any non-defaulting Participant that takes additional generation from the Four Corners Project shall be responsible for the non-capital operating expenses, including fuel costs, associated with such additional generation.

20.2.8.
For a period of 180 days from the notice of a Payment Default, set forth in Section 20.2.2, the defaulting Participant may reinstate its entitlement to its Net Effective Generating Capacity by paying to the respective non-defaulting Participants the total amount of money (and/or the reasonable equivalent in money for services or property provided) paid by each non-defaulting Participant, together with interest thereon at a rate of interest 2 percent greater than the “prime rate.” The right of a defaulting Participant to reinstate its entitlement to its Net Effective Generating Capacity, shall be limited to three times during the term of the Project Agreements (provided such right may be exercised only once in any five (5) year period), unless the Coordination Committee consents to an additional number of times that a defaulting Participant may reinstate its entitlement to its Net Effective Generating Capacity.

20.2.9.
If the defaulting Participant has not cured a Payment Default during the 180-day cure period set forth in Section 20.2.8, such event of default shall be deemed incurable and the non-defaulting Participants shall have the right to continue to exercise their rights under Section 20.2.7 and shall have the right to permanently transfer the defaulting Participant’s Net Effective Generating Capacity to one or more of the other Participants or a third party (such party being a “Permanent Transferee” and such transfer being a “Permanent Transfer”), who shall: (a) pay the non-capital operating expenses, including fuel costs, and capital expenditures associated with such Net Effective Generating Capacity following the Permanent Transfer and (b) reimburse the other non-defaulting Participants the pro-rata share of any capital expenditures associated with the additional generation used by the Permanent Transferee (as set forth in Section 20.2.7) and funded by the other non-defaulting Participants prior to the Permanent Transfer. Such agreement by a Permanent Transferee shall not relieve the defaulting Participant from any other liabilities under the Project Agreements for the remainder of the term of the Project Agreements.

20.3.	[Reserved]

20.4.	In the event that any Participant shall dispute an asserted default by it, then such Participant shall pay the disputed payment or perform the disputed obligation, but may do so under protest. The protest shall be in writing, shall accompany the disputed payment, or precede the performance of the disputed obligation, and shall specify the reasons upon which the protest is based. Copies of such protest shall be mailed by such Participant to all other Participants. Payments not made under protest shall be deemed to be correct, except to the extent that periodic or annual audits may reveal over or under payment by Participants or may necessitate adjustments. In the event it is determined by arbitration, pursuant to the provisions of this Co-Tenancy Agreement or otherwise, that the protesting Participant is entitled to a refund of all or any portion of a disputed payment or payments, or is entitled to the reasonable equivalent in money of non-monetary performance of a disputed obligation theretofore made, then, upon such determination, the non-protesting Participants shall pay such amount to the protesting Participant, together with interest thereon at the rate of six percent (6%) per annum from the date of payment or of the performance of a disputed obligation to the date of reimbursement. Reimbursement of the amount so paid shall be made by the non-protesting Participants in the ratio of their respective capacity entitlements to the total capacity entitlement of all non-protesting Participants.

20.5.	[Reserved]

20.6.
No waiver by a Participant of its rights with respect to a default under this Co-Tenancy Agreement, or with respect to any other matter arising in connection with this Co-Tenancy Agreement, shall be effective unless all non-defaulting Participants waive their respective rights and any such waiver shall not be deemed to be a waiver with respect to any subsequent default or matter. No delay, short of the statutory period of limitations, in asserting or enforcing any right hereunder shall be deemed a waiver of such right.

20.7.	The rights and remedies provided in this Co-Tenancy Agreement shall be in addition to the rights and remedies of the Participants as set forth and contained in any other of the Project Agreements.

20.8.
Other Remedies Available to Non-Defaulting Participants. The Coordination Committee may elect to impose any one or more of the alternative remedies set forth below, in lieu of or in addition to the remedy set forth in Section 20.2:

20.8.1.
Extend the time for the defaulting Participant to cure the default, before the defaulting Participant’s Net Effective Generating Capacity is temporarily or permanently transferred to the non-defaulting Participants.

20.8.2.
Seek injunctive relief against or specific performance by the defaulting Participant to compel performance by the defaulting Participant of its obligations hereunder to permit the non-defaulting Participants to exercise their remedies herewith.

21.	TERM:

21.1.
This Co-Tenancy Agreement shall terminate on July 7, 2041, provided, however, that all liabilities and obligations of the Participants arising under the Project Agreements, as well as the sections of the Project Agreements related thereto or relevant to the resolution or apportionment of such liabilities and obligations (including, without limitation, the voting/governance provisions and the dispute resolution provisions) shall survive the termination of the Project Agreements.

22.	RELATIONSHIP OF PARTIES:

22.1.
The duties, obligations and liabilities of the Participants hereto are intended to be several and not joint or collective, and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or impose a trust or partnership duty, obligation or liability on or with regard to any one or more of the Participants hereto. Each Participant hereto shall be individually responsible for its own obligations as herein provided. No Participant or group of Participants shall be under the control of or shall be deemed to control any other Participant or the Participants as a group. No Participant shall have a right or power to bind any other Participant(s) without its or their express written consent, except as expressly provided in this Co-Tenancy Agreement, the Construction Agreement or the Operating Agreement.

22.2.
The Participants intend that the Project Agreements, including this Co-Tenancy Agreement, are to be part of an integrated transaction and that the Project Agreements may not be individually or selectively disaffirmed by a bankruptcy trustee.

23.	NOTICES:

23.1.
Any notice, demand or request provided for in this Co-Tenancy Agreement, or served, given or made in connection with it, shall be deemed properly served, given or made if delivered in person or sent by Registered or Certified Mail, postage prepaid, to the persons specified below:

23.1.1.	Arizona Public Service Company
c/o Secretary
P. O. Box 2591
Phoenix, Arizona 85002

23.1.2. Navajo Transitional Energy Company, LLC
Attn: Chief Executive Officer
P.O. Box 11
Farmington, NM 87499
Phoenix, Arizona 85002

23.1.3	Public Service Company of New Mexico
c/o Secretary
Main Offices
Albuquerque, New Mexico 87103

23.1.4	Salt River Project Agricultural
Improvement and Power District
c/o Secretary
Mail Station PAB215
P. O. Box 52025
Phoenix, Arizona 85072-2025

23.1.5	[Reserved]

23.1.6	Tucson Electric Power Company
c/o Secretary
P. O. Box 711
Tucson, Arizona 85702

23.2	Any Participant may at any time or from time to time, by written notice to all other Participants, change the designation or address of the person so specified as the one to receive notices pursuant to this Co-Tenancy Agreement.

24.	COVENANTS RUNNING WITH THE LAND:

24.1.
Except as otherwise provided in Section 24.4 hereof, all of the respective covenants and obligations of each of the Participants set forth and contained in the Project Agreements shall bind and shall be and become the respective obligations of:

24.1.1.	Each such Participant;

24.1.2.
All mortgagees, trustees and secured parties under all present and future mortgages, indentures and deeds of trust, and security agreements which are or may become a lien upon any of the properties of such Participant;

24.1.3.	All receivers, assignees for the benefit of creditors, bankruptcy trustees and referees of such Participant;

24.1.4.	All other persons, firms, partnerships or corporations claiming through or under any of the foregoing; and

24.1.5.
Any successors or assigns of any of those mentioned in Sections 24.1.1 to 24.1.4, inclusive, and shall be obligations running with the Participants’ rights, titles and interests in the Four Corners Project, with all of the rights, titles and interests of each Participant, in, to and under the Project Agreements and with their rights, titles and interests in the Granted Lands and Leased Lands, excluding the Amended Original Plant Site except to the extent that it is subject to the rights granted in the §323 Grant or leased in the New Lease for the Common Facilities and Related Facilities that may be located thereon. It is the specific intention of this provision that all of such covenants and obligations shall be binding upon any party which acquires any of the rights, titles and interests of any of the Participants in the Four Corners Project, in, to and under the Project Agreements, and/or in the Granted Lands or Leased Lands (except as aforesaid), and that all of the above-described persons and groups shall be obligated to use such Participant’s rights, titles and interests in the Four Corners Project, in, to and under the Project Agreements, and in the Granted Lands and Leased Lands (except as aforesaid) for the purpose of discharging its covenants and obligations under the Project Agreements.

24.2.
Except as otherwise provided in Section 24.4 hereof, all of the covenants and obligations of Arizona set forth and contained in the Project Agreements pertaining to the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant, subject to the terms and conditions set forth and contained in Arizona’s existing *Indenture of Mortgage, shall bind and shall be and become the obligations of:

24.2.1.	Arizona;

24.2.2.	All mortgagees, trustees and secured parties under all present and future mortgages, indentures, deeds of trust and security agreements which are or may become a lien upon any of the properties of Arizona;

24.2.3.	All receivers, assignees for the benefit of creditors, bankruptcy trustees and referees of Arizona;

24.2.4.	All other persons, firms, partnerships or corporations claiming through or under any of the foregoing; and

24.2.5.
Any successors or assigns of any of those mentioned in Sections 24.2.1 to 24.2.4, inclusive, and shall, subject to said Indenture of Mortgage, be obligations running with the rights, titles and interests of Arizona, in, to and under the Project Agreements, in and to the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant, and in and to the Granted Lands and Leased Lands, excluding the Amended Original Plant Site except to the extent it is subject to the rights granted in the §323 Grant or leased in the New Lease for the Common Facilities and Related Facilities that may be located thereon. Except as herein otherwise provided, it is the specific intention of this provision that, subject to said Indenture of Mortgage, all of the covenants and obligations of Arizona set forth and contained in the Project Agreements pertaining to the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant shall be binding upon any party that acquires any of the rights, titles or interests of Arizona in and to the Common Facilities and the Related Facilities allocated to the Initial Four Corners Plant in, to and under the Project Agreements, and/or in and to the Granted Lands and Leased Lands (except as aforesaid), and that all of the above-described persons and groups shall be obligated to use said rights, titles and interests for the purpose of discharging such covenants and obligations.

24.3.
The rights, titles and interests of each Participant in the Four Corners Project, its rights, titles and interests in, to and under the Project Agreements and its rights, titles and interests in and to the Granted Lands and Leased Lands, shall inure to the benefit of its successors and assigns, including any successors and assigns of Arizona’s rights, titles and interests in the Initial Four Corners Plant.

24.4.
Any mortgagee, trustee or secured party, or any receiver or trustee appointed pursuant to the provisions of any present or future mortgage, deed of trust, indenture or security agreement creating a lien upon or encumbering the rights, titles or interests of any Participant in the Four Corners Project, in, to and under the Project Agreements and/or in the Granted Lands or Leased Lands, and any successor thereof by action of law or otherwise, and any purchaser, transferee or assignee of any thereof, shall not be obligated to pay any monies accruing on account of any of the obligations or duties of such Participant under the Project Agreements incurred prior to the taking of possession or the initiation of foreclosure or other remedial proceedings by such mortgagee, trustee or secured party.

24.5.
In the event that any or all of the provisions of this Section 24 shall not be legally effective as to any Participant, or its mortgagees, trustees, secured parties, receivers, successors or assigns, then such Participant shall not be deemed in violation of this Section 24 by reason thereof.

25.	MISCELLANEOUS PROVISIONS:

25.1.	Each Participant agrees, upon request by the other Participant, to make, execute and deliver any and all documents reasonably required to implement the terms of this Co-Tenancy Agreement.

25.2.
No Participant shall be considered to be in default in the performance of any of the obligations hereunder (other than obligations of any of said Participants to pay costs and expenses) if failure of performance shall be due to uncontrollable forces. The term “uncontrollable forces” shall mean any cause beyond the control of the Participant affected, including but not limited to failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor dispute, sabotage and restraint by Court order or public authority, which by exercise of due diligence and foresight such Participant could not reasonably have been expected to avoid and which by exercise of due diligence it shall be unable to overcome. Nothing contained herein shall be construed so as to require a Participant to settle any strike or labor dispute in which it may be involved. Any party rendered unable to fulfill any obligation by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch.

25.3.
Any federal or state regulatory or legal prohibition that prevents performance by a Participant of its obligations hereunder shall constitute an “uncontrollable force” provided that such Participant shall have provided to the other Participants an opinion of independent counsel confirming the effect of the regulatory or legal prohibition. Such federal or state regulatory or legal prohibition shall not excuse the affected Participant from its payment obligations, including operating expenses, capital expenditures, decommissioning costs, or liabilities to the other Participants. If, after reasonably commercial efforts, the affected Participant is unable to mitigate the federal or state regulatory or legal prohibition to allow it to substantially perform its obligations under the Project Agreements, the affected Participant may meet its financial obligations through one or more of the following alternatives:

(a)	Transfer or sale of the affected Participant’s Net Effective Generating Capacity to an unregulated affiliate of the affected Participant or to a third party; or

(b)
Allow one or more of the other Participants to utilize the affected Participant’s Net Effective Generating Capacity until such federal or state regulatory or legal prohibition is removed; provided that the Participant(s) utilizing the affected Participant’s Net Effective Generating Capacity agree(s) to pay all associated non-capital operating costs.

25.4.	The captions and headings appearing in this Co-Tenancy Agreement are inserted merely to facilitate reference and shall have no bearing upon the interpretation of the provisions hereof.

25.5.	This Co-Tenancy Agreement is made under and shall be governed by the laws of the State of New Mexico.

25.6.
This Co-Tenancy Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument as if all the Participants to the aggregated counterparts had signed the same instrument. Any signature page of this Co-Tenancy Agreement may be detached from any counterpart thereof without impairing the legal effect of any signatures thereon and may be attached to any other counterpart of this Co-Tenancy Agreement identical in form thereto but having attached to it one or more additional pages.

25.7.
The covenants and obligations set forth and contained in this Co-Tenancy Agreement are to be deemed to be independent covenants not dependent covenants, and the obligation of any Participant to perform all of the obligations and covenants to be by it kept and performed is not conditioned on the performance by the other Participants of all of the covenants and obligations to be kept and performed by them.

25.8.
In the event that any of the terms or conditions of this Co-Tenancy Agreement, or the application of any such term or condition to any person or circumstance, shall be held invalid by any Court having jurisdiction in the premises, the remainder of this Co-Tenancy Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby

26.	WAIVER OF SOVEREIGN IMMUNITY.

26.1.
For purposes of this Section 26, the term “Project Agreements” means: (a) the Project Agreements, as defined in Section 5.28, (b) all agreements listed on Schedule 2.1(h) of the Purchase and Sale Agreement, by and between 4CA and NTEC, the form of which will be filed by 4CA in FERC Docket o. EC15-159 in May 2018, and (c) any future Amendments to the Project Agreements or other agreements executed by NTEC or approved by a vote of the Coordination Committee (in accordance with Section 9.5) that binds NTEC to obligations or entitles NTEC to rights related to the Four Corners Project.

26.2.
If, in the judgment of the Operating Agent, an express waiver of sovereign immunity is required in any future Project Agreement executed by NTEC that binds NTEC to obligations or entitles NTEC to rights related to the Four Corners Project, NTEC agrees that it shall clearly, expressly, unequivocally, and irrevocably waive its sovereign immunity in such Project Agreement to the same extent it has done so in this Section 26.

26.3.
NTEC agrees to waive and hereby waives its sovereign immunity and consents to arbitration and litigation proceedings as described in the Project Agreements, to the extent necessary to make the Project Agreements enforceable as to the Participants. All future references in this Section 26 to

“a Participant” or “the Participants” shall mean APS as the Operating Agent or as Participant, as the case may be, or one or more of the other Participants.

26.4.
NTEC clearly, expressly, unequivocally, and irrevocably, waives its sovereign immunity and consents to arbitration and litigation proceedings as described in the Project Agreements for purposes of the Project Agreements, and in accordance with and as limited by, the terms of the Project Agreements, to the extent necessary to make the Project Agreements enforceable as to the Participants.

26.5.
NTEC agrees that, to the extent it possesses sovereign immunity from suit by any third parties, the provisions of this Section 26 apply to NTEC’s liability to the Participants for: (a) Operating Work Liability, as that term is defined in Section 5.53 of the Operating Agreement, and (b) any other liability that NTEC, as a Participant, has or may have to the Participants under the Project Agreements, including without limitation any liability of NTEC under the Project Agreements arising from third party claims or suits; provided, nothing herein shall be construed as a waiver of NTEC’s sovereign immunity to any third party or to limit NTEC’s ability to intervene, or limitedly intervene, in any third-party proceeding, including for purposes of moving to dismiss such proceeding on the basis of NTEC’s sovereign immunity from suit by such third parties.

26.6.
NTEC limitedly waives its sovereign immunity from suit in accordance with and for the limited purposes described in this Section 26, for arbitration and any litigation proceedings necessary to compel arbitration, or to enforce an arbitral award, or for exigent or emergency equitable relief, pursuant to the terms and provisions of the Project Agreements, to the extent necessary to make the Project Agreements enforceable against NTEC as to the Participants. NTEC represents and agrees that NTEC expressly, unequivocally, and irrevocably waives its immunity from suit and consents to the dispute resolution mechanisms stated in the Project Agreements, and to permit enforcement of the terms and conditions of the Project Agreements, to the extent necessary to make the Project Agreements enforceable as to the Participants. To the extent necessary to make the Project Agreements enforceable as to the Participants, NTEC further expressly agrees that:

26.6.1.
To the extent arbitration must be compelled, challenged, or sought to be enforced by a Participant, NTEC consents to such judicial proceedings in a New Mexico state court of competent jurisdiction, as necessary to compel a Participant’s participation in arbitration, a Participant’s challenge of award, or a Participant’s enforcement of an award.

26.6.2.	A Participant may seek and obtain specific performance, money damages, and injunctive relief.

26.6.3.	NTEC waives any benefits, rights, immunities, privileges, or limitations in applicable Navajo Nation Law that would otherwise foreclose specific performance, injunctive relief, or money damages.

26.6.4.
NTEC waives any otherwise existing right or claim of right to require exhaustion of tribal administrative or judicial remedies prior to exercise of the dispute resolution provisions of the Project Agreements, including with respect to arbitration and any ancillary litigation proceedings, to compel arbitration or enforce any arbitration award in a New Mexico state court of competent jurisdiction. NTEC’s consent to the jurisdiction of a New Mexico state court of competent jurisdiction as provided in this Agreement is irrevocable. NTEC waives any rights to have any dispute heard in a Navajo Nation tribunal, in any Navajo Nation administrative or judicial body whatsoever.

26.6.5.
NTEC agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to the Participants and its successors and assigns, and exclusively for the purposes the Project Agreement, to have binding arbitration conducted pursuant to and in accordance with the provisions of the Project Agreements or, if no dispute resolution provision exists in the applicable Project Agreement, this Co-Tenancy Agreement.

26.6.6.
To the extent arbitration must be compelled, a Participant challenges an arbitration award, or a Participant seeks to enforce an arbitration award, NTEC clearly, expressly, unequivocally, and irrevocably consents to such judicial proceedings in a New Mexico state court of competent jurisdiction.

26.6.7.
NTEC agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity and any right otherwise existing, but only to the Participants, to have a dispute between the Participants heard in any Navajo Nation adjudicatory tribunal, forum, or other bodies that may otherwise have exclusive or concurrent jurisdiction over any such dispute, whether or not the same now exist or are hereinafter created.

26.6.8.
NTEC agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to the Participants, for recourse and enforcement against any and all of the assets of NTEC only. NTEC’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity shall not be asserted, interpreted, or applied to any other assets except NTEC’s assets, [including any other assets owned directly by NTEC], the Navajo Nation or by any of the Navajo Nation’s arms, entities or instrumentalities, or to permit or authorize the sale or transfer of any property held by NTEC or the Navajo Nation apart from NTEC’s property, or any other property held by any other Navajo Nation arm, instrumentality or entity other than NTEC, whether such property is held in trust by the United States, or otherwise, and nothing herein shall be construed to create a lien of any kind in the property of NTEC, the Navajo Nation, or any other, arm, entity or instrumentality of the Navajo Nation.

26.6.9.
NTEC clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for a Participant’s disputes with NTEC, a Participant’s claims against NTEC, or a Participant’s causes of action against NTEC, but only for a Participant to enforce its rights and the obligations of NTEC created and existing pursuant to the Project Agreements. NTEC clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for the Participants to seek to obtain, and where deemed appropriate by an arbitrator, an arbitration panel, or a judge of a New Mexico state court of competent jurisdiction, for a Participant to obtain one or more of the following: (A) to interpret a Project Agreement; (B) to make NTEC perform a specific action NTEC is obligated to perform pursuant to a Project Agreement or to make NTEC discontinue some specific action that NTEC is precluded from performing pursuant to the Project Agreements; or (C) to require NTEC to comply with the duties and obligations clearly and expressly agreed to by NTEC within the Project Agreements.

26.6.10.
NTEC clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity solely with respect to actions by a Participant in accordance with the terms of the Project Agreements, and NTEC’s limited waiver shall survive the termination or expiration of the Project Agreements and remain effective until any applicable statute of limitations runs.

26.6.11.
NTEC clearly, expressly, unequivocally, and irrevocably agrees that, to the extent NTEC changes its company, corporate, or organizational form, any resulting company, corporation, or organization will, by Navajo Nation Council resolution if necessary, provide all of the same limited waivers of sovereign immunity to the Participants as those set forth in this Section 26.

26.6.12.
NTEC agrees that to the extent any later changes in Navajo Nation Law cause NTEC to be unable to comply with any provision(s) of a Project Agreement, NTEC shall nonetheless remain subject to all of its obligations under the applicable Project Agreement or Agreements notwithstanding any such changes in Navajo Nation Law, and NTEC’s failure to comply with any provision(s) of a Project Agreement on the basis of any such change in Navajo Nation Law shall not be excused and shall constitute a breach of the applicable Project Agreement(s) and be actionable under the dispute resolution terms of the applicable Project Agreement(s).

26.6.13.	NTEC agrees that the Navajo Nation’s independent covenant not to regulate any aspects of the Four Corners Project remains unchanged and unaffected by the Project Agreements~~;~~

26.7.
NTEC’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity in the Project Agreements shall not apply, redound, or inure to, without limitation, any third-party (or non-Party) person or entity, shall apply only to the Participants and their successors and assigns, and authorizes only the remedies provided by the Project Agreements against NTEC for only a claim, dispute, or cause of action brought by a Participant against NTEC to enforce its rights, and NTEC’s obligations, created and existing pursuant to the Project Agreements.

26.8.
The Participants agree that nothing in the Project Agreements shall be asserted, interpreted, or otherwise understood to constitute any waiver of the Navajo Nation’s sovereign immunity, nor any waiver of any of the Navajo Nation’s rights, powers, or authorities as a sovereign governmental institution, whether express or implied.

26.8.1.
The Participants agree that although NTEC is a wholly-owned instrumentality of the Navajo Nation that otherwise possesses sovereign immunity, by virtue of its relationship to and with the Navajo Nation, NTEC is a company with its own particular assets, liabilities, rights, and obligations.

26.8.2.
NTEC’s limited waiver of sovereign immunity with respect to the Project Agreements extends only to the Participants, and only as described in this Section 26, and shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by the Navajo Nation apart from NTEC’s property, whether such Navajo Nation property is held in trust for the Navajo Nation by the United States, or otherwise.

26.8.3.	NTEC’s limited waiver of sovereign immunity shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by any Navajo Nation instrumentality, entity or enterprise other than NTEC.

26.8.4.
NTEC agrees that the Navajo Nation’s independent covenant not to regulate any aspects of the Four Corners Project pursuant to the Original Lease and the New Lease Amendments remains unchanged and unaffected by the Project Agreements; . Except for the Original Lease and the New Lease, the Navajo Nation is not a party to the Project Agreements.

27.	AUTHORITY TO BIND AND OBLIGATE.

27.1.
Each Participant represents and warrants that the person or persons executing the Project Agreements or who will in the future execute any Project Agreement on behalf of such Participant, are or will be, as the case may be, duly authorized by any and all necessary actions on the part of such Participant and, as necessary, such Participant’s owner, as applicable, including the Navajo Nation as to NTEC, to execute the applicable Project Agreement, and that the person or persons are vested with all authorities necessary to bind and obligate such Participant to the terms of the applicable Project Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Co-Tenancy Agreement to be executed in Phoenix, Arizona as of the __ day of _________, 2018.

Conformed copy of agreement does not contain signatures as signatories only sign individual amendments.

EXHIBIT 1
COMMON FACILITIES FOR ENLARGED FOUR CORNERS
GENERATION STATION

F.P.C.
Account
No.             Description

310.2        Land Rights, Including Lease Payments During Construction,
Right-of-Way Expense and Surveys

311.100	Clearing Site of Brush and Rough Grading

.103    Landscaping and Planting Adjacent to Service Building

.104        Yard Finish Grading of Plant Areas Not Requiring Paving or
Gravel Surfacing

.1200    Plant Access Road, including Subbase, Surfacing, Auxiliary Dike
Culverts and Asphalt Coat from San Juan bridge to BIA canal

.1201    River Access Road, including Subbase Gravel Surfacing, Pipeline
Bridge Crossing, Culverts and Riprap

.1202    Plant Area Roads, including Asphaltic Surfaced, Gravel Based and
Other Gravel Surfaced Roads

.121        Cement and Asphaltic Paving in Operating and Parking Areas,
Including Curbing

.123        Concrete Walks at the Service Building, Warehouse and Circulating
Water Intake Area

.124        Plant Area Chain Link Fence, Remote Controlled Main Gate,
Manual Gates and Barbed Wire Fence

311.13	Yard Lighting Standards, Conduit, Cable Foundations and Lamps

.15        Fire Protection Pumps, Piping With Excavation and Backfill, Valves,
Hydrants and Hose Carts with Hoses and Nozzles

.16        Sanitary Sewer System, including Cast Iron and Clay Sewer Lines

Ex. 1-1

Manholes, Septic Tank and Accessories

.2        Service Water System Chlorinator, Coagulator, Filters, Pumps, Yard
Piping, Foundations and Domestic Water Lines (Accounts 311.22
through 311.27)

Ex. 1-2

F.P.C.
Account
No.             Description
.5        Service and Shop Building Foundation, Walls, Doors, Windows,
Heating and Ventilating Equipment Plumbing, Toilet Facilities and
Lighting (Accounts 311.50 through 311.594)

.6        Warehouse Foundation, Floor Slab Superstructure and Lighting
(Accounts 311.60 through 311.62)

.7        Miscellaneous Buildings, Foundations, Floor Slabs, Superstructures
and lighting.

312.1863	Coal Mobile Equipment, includes Hough D500 Paydozer

314.50        Cooling Pond Dam, Spillway, Blowdown Structure, Intake Canal,
Curtain Wall and Temperature Recorders (Accounts 314.50 through
314.507)

.510        Concrete Intake Structure Excavation, Backfill Caissons and
Concrete Structure for Service Water Pumps and Fire Pumps

.511        Hoist Structure and Hoist for Intake Area

.512        Screens and Stoplogs for Service Water and Fire Pumps

.513        Miscellaneous Equipment for Service Water and Fire Pumps

.515        Concrete Cribbing Between Intake Structure and Canal Bank

.541        Circulating Water Discharge Canal to Cooling Pond

.55        River Pumping Plant, Includes River Weir, Sluiceway Pump
Chamber, Gates, Stop Logs, Pumps, Motors, Lube Water Cooling
System, Freeze Protection, Switchgear, Motor Control Center,
Transformers, Lighting, Equipment Building, 69 KV Transmission
Line, Power Supply, Fence, Gates, Make-up Water Line, Metering
Station and Canal (Accounts 314.550 through 314.563)

315.1113	Circulating and Service Water Intake Motor Control Center

315.204    General Services Transformer for Area Lighting, Service Water
Pump No. 2 Freeze Protection, Fire Booster Pump, etc.

Ex. 1-3

.206        Intake Area Transformer for Water Treatment Building, Fire Pump
No. 1, Service Water Pumps No. 1 and No. 3, Service Building,
Area Lighting, Freeze Protection, etc.

.207        Station Lighting Transformers

Ex. 1-4

F.P.C.
Account
No.             Description
.26        Station Grounding and Cathodic Protection Systems, including
Rectifier, Anode Bed, Ground Rods and Ground Cable

.27        Freeze Protection Strip and Unit Heaters, Heating Cables, Controls
and Panels

.5        Underground Manholes, Handholes and Conduit, including
Excavation, Backfill and Concrete Envelope (Accounts 319.55 and
315.57)

316.        Miscellaneous Power Plant Equipment, including Portable Cranes and Hoists, Fire Extinguishers, Vacuum Cleaner, Weather Station,
Office Equipment, Garage Equipment, Stores Equipment Shop
Equipment, Laboratory Equipment, Small Tools, Kitchen
Equipment, Testing Equipment and Forklift (Accounts 316.10,
316.20, 316.25, 316.26, 316.30 through 316.37 and 316.39)

352/353    69 KV and 230 KV Switchyard Common to River Pumping Station,
Including Portion of Site Improvement, Structures, Bus Conductors,
Transformers, Oil Circuit Breakers, Air Switches, Lightning
Protection, Panels, Wiring, Conduits, Ducts, Manholes, Grounding
and Shielding

316.23        Intra-site Communication (Gaitronic and PAX Telephones Serving
Common Facilities)

Spare Parts for Above Facilities

NOTE:

1.
As actual design of Units 4 and 5 proceeds, there may be additions or deletions to the above list of Common Facilities. The list is subject to final adjustment, by mutual consent as a result of such additions or deletions.

Ex. 1-5

EXHIBIT 2

STEAM ELECTRIC GENERATING UNITS 4 AND 5 AND ASSOCIATED
SWITCHYARD FACILITIES

FOUR CORNERS

Steam Electric Generating Units 4 and 5 and their associated switchyard facilities shall consist principally of two 755 MW class 3500 psig, 1000 F with reheat to 1000 F, cross-compound, 3600/1800 rpm, double flow, outdoor turbine-generator units, complete with accessories; two pressurized type, super-critical-pressure steam generating units, designed for burning pulverized coal as primary fuel with natural gas available for ignition fuel, complete with accessories; 345 KV and 500 KV switchyards; 345-500 KV tie transformers; reserve auxiliary power source; and other items required for the complete generating installation and associated switchyards, excluding the Common Facilities and Related Facilities allocated thereto.

Included within the limits of the 345 KV switchyard, 500 KV switchyard, 345-500 KV tie transformer bank and the reserve auxiliary power source shall be the following facilities:

I.	345 KV Switchyard

The 345 KV switchyard shall be comprised of eleven breaker-and-a-half positions serving (as shown in Figure 1):

230/345 KV Tie Transformer No. 1.
No. 1 APS 345 KV line.
230/345 KV Tie Transformer No. 2.
No. 2 APS 345 KV Line.
Generating Unit No. 4.
No. 1 PSNM 345 KV line.
345/500 KV Tie Transformer.
345/500 KV Tie Transformer (100% APS ownership).
No. 2 PSNM 345 KV line.
Shiprock 345 KV line.
Pinto 345 KV line

Ex. 2-1

II.	500 KV Switchyard

The 500 KV switchyard shall be comprised of two bays of breaker and a half switchyard serving (as shown in Figure 1) :

The Moenkopi 500 KV line.
Generating Unit No. 5
One 345/500 KV Tie Transformer Bank
One 345/500 KV Tie Transformer Bank

III.	345‑500 KV Transformer

One (1) 1025 MVA, 345/500 KV tie transformer bank comprised of four (4) single phase 341.7 MVA transformers together with any required bus work, taps and steel terminating towers for the 345 and 500 KV leads.

One (1) 1025 MVA, 345/500 KV tie transformer bank comprised of three (3) single phase 341.7 MVA transformers together with any required bus work, taps and steel terminating towers for the 345 and 500 KV leads.

IV.	Reserve Auxiliary Power Source

The No. 4 and No. 8 230/345 KV bus tie transformers. The point of attachment to such transformers for the Connection to Reserve Auxiliary Power Source will be the tertiary bushings.

V.    Connection to Reserve Auxiliary Power Source

Connection to Units 4 and 5 from the existing tertiary windings of the No. 4 and No. 8 230 KV/345 KV bus tie transformers including disconnect switches, power circuit breakers, underground cables and three 13.8 KV - 4.36 KV power transformers.

VI.    Connection to 345 KV Switchyard:

Towers, foundations, conductors, insulators and necessary hardware to connect the existing 345 KV bushings of the Reserve Auxiliary Power Source to positions No. 4 and No. 8 of the 345 KV switchyard.

VII.	All metering protective equipment, communication equipment, control, relay house, etc., associated with the facilities described in Paragraphs I, II, III, IV, V and VI above.

Ex. 2-2

Ex. 2-3

FIGURE 1

EXHIBIT 3

RELATED FACILITIES FOR FOUR CORNERS

EXISTING RELATED FACILITIES

1.	Coal Handling System

From the point of the Utah Mining termination at the surge bins down to the gates in the bottom of the bins, including chutes, gates, motor control center enclosure, and surge bins. Includes wiring, lighting, foundations, dust control, CO2 blanketing, electrical feed and control, structure, stairs and platforms.

2.    Machine Shop Structure

Structure, foundation, lighting, wiring doors, heating and ventilating equipment, and plumbing, toilet, and shower facilities.

3.    Warehouse

Structure, floor slab, lighting, heating and ventilating equipment, plumbing and office facilities.

4.    Modifications to Service Building

Structural changes, walls, doors, windows, heating and ventilating equipment lighting, and wiring.

5.    Vehicle Bridge Over Intake Canal

Structure, guard rail, pipe supports and surfacing.

6.    Reroute Access Road Through Units 4 and 5 Area

Subbase, base material, surfacing and culverts.

7.    Modifications to River Pumping Station and Make-Up Pipeline

Structures, foundations, pumps, motors, electrical supply facilities, valves, piping and control apparatus for pump station and relocated section of 36-inch make-up pipeline, new 2-inch pipeline for river pump packing gland water, paving of roads and parking area and barricades for protection from earth slides.

8.    Mobile Equipment Maintenance Building

Foundation, floor slab, superstructure and lighting and repair equipment.

9.    Miscellaneous Power Plant Equipment

Small tools, machine shop tools, laboratory equipment, lockers, bins, shelving, portable firefighting equipment, etc.

10.    Enlargement of Discharge Canal

Excavation to enlarge channel for discharging circulating water to lake and protection from erosion of channel walls.

11.    Combustibles Storage Building

Foundation, floor slab, repairs to superstructure, and lighting.

12.    Station Mobile Equipment

Hydraulic crane, forklift trucks, small electric vehicles, and bicycles.

13.    Plant Access Road

Access road, including subbase preparation, base material, asphalt surfacing, culverts and drainage facilities from BIA Canal to the station gate.

FUTURE RELATED FACILITIES

14.    Coal Sampling Building and Equipment

Sampling building structure from point of connection with the surge bin structure including foundations, stairs, lighting, power facilities, dust control facilities, heating and ventilating sampling equipment, sample preparation room with furnishings.

15.    Wind Velocity and Direction Instruments

Wind velocity and direction instruments, wiring conduit and recorders.

16.    River Water Solids Measuring Equipment

Flow recorder, conductivity recorder and cells, conduit, wiring and support.

17.    New Administration Building

Structure, foundation, lighting, windows, heating and ventilating equipment.

18.    Guardhouse - Main and Satellite

Structure, foundation, lighting, doors, heating and ventilating equipment.

19.	Switchyard Shop

Structure, foundation, lighting, doors, heating and ventilating equipment and office facilities.

20.    Shop 4 & 5

Structure, foundation, lighting, wiring, doors, heating and ventilating equipment, plumbing, toilet and shower facilities and office facilities.

21.    Common Building

Structure, foundation, lighting, wiring, doors, heating and ventilating equipment, plumbing, toilet and shower facilities, office facilities and lunch room facilities.

22.    Overhaul Shop

Structure, foundation, lighting, wiring, doors, heating and ventilating equipment, plumbing, toilet facilities and office facilities.

23.    150 Gallon Demineralizer

Structure, foundation, pumps, motors, electrical supply facilities and water treatment facilities.

24.    National Pollution Discharge Elimination System (NPDES) Trench

Excavated canal and concrete lined trench.

25.    Brine Concentrator and Related Capital Improvements

The brine concentrator and the capital improvements related thereto are part of the S02 removal project for Units 4 and 5 including the separator blowdown line and the chemical cleaning piping.

26.    Construction Personnel Facility

Structure, foundation, lighting, windows, heating and ventilating equipment, plumbing, toilet facilities, warehouse, conference room and office facilities.

Ex. 2-4

EXHIBIT 4

NEW FACILITIES

The New Facilities shall consist of steam-electric generating Units 4 and 5 of the Four Corners Generating Station, which consist principally of two 755 MW class 3500 psig 1000ºF with reheat to 1000ºF , cross-compound, 3600/1800 rpm, double flow, outdoor turbine-generator units, complete with accessories; two pressurized type, super-critical-pressure steam-generating units, designed for burning pulverized coal as primary fuel with natural gas required for ignition fuel, complete with accessories; all Related Facilities; and all structures and facilities used with or related to the foregoing; but excluding the following:

A.	This list of 74 items, which shall be acquired by the six Participants pursuant to Section 6.2 of the Co-Tenancy Agreement:

1.    Elevator (to be installed by supplier).

2.	Heating, ventilating and air conditioning systems (to be installed by supplier).

3.    Landscaping (to be installed by supplier).

4.    Steam generators and accessories.

5.    Main turbine generators and accessories.

6.	Condensers, including condensate pumps, motor drives and air removal equipment.

7.    Condenser tubes.

8.    Boiler feed pump steam turbine drives, including couplings.

9.    High pressure feedwater heaters.

10.    Low pressure feedwater heaters.

11.	Flue gas duct precipitators, breeching and supports (to be installed by supplier).

12.    Main deaerators, including storage tanks.

13.	Evaporators, including evaporator condensers, preheaters and blowdown heat exchangers.

14.    Water treating equipment.

15.    Condensate polishing systems.

16.    Lube oil conditioners and storage tanks.

17.	Forced draft fans, including motor drives, couplings, vane and damper control.

18.	Ash disposal system, including pumps, drives, tanks, special piping and valves, and all related equipment from point of collection to storage bins for outloading into trucks.

19.
Coal handling facilities, including conveyors, supports, walkways, enclosures, motor drive equipment, scales, magnetic separators, feeders, metal hoppers, stackers, trippers, coal bunkers and supports, bunker house, dust collection equipment and all related equipment from point of coal delivery to entrance of pulverizer feeders.

20.    Air compressors, including drives.

21.    Gantry cranes, excluding track.

22.    Lube oil centrifuge.

23.    Instrument air dryers.

24.    Chlorinating equipment.

25.    Lube oil for flushing and initial fill.

26.    Chemicals for water treating, initial fill.

27.    Hydrogen gas, initial fill.

28.    Carbon dioxide gas, initial fill.

29.    Nitrogen gas, initial fill.

30.    Boiler feed pumps.

31.    Boiler feed booster pumps, including drives.

32.    Cooling water pumps, including drives.

33.    Circulating water pumps, including drives.

34.    River pumping plant pumps, including drives.

35.    Chemical feed pumps, including drives.

36.	Evaporator feed pumps, including drives.

37.    Service water pumps, including drives.

38.    Fire pumps, including drives.

39.    Portable firefighting equipment, including hose and reels.

40.    Lockers, bins, shelving and racks.

41.    Office furniture.

42.    Machine shop tools and equipment.

43.    Permanent station portable tools and mobile equipment.

44.    Laboratory test equipment.

45.    Spare parts for plant permanent equipment.

46.    Pulverizer motor drives.

47.    Boiler recirculating fan motor drives.

48.    Primary air booster fan motor drives.

49.    Main power transformers, including lightning arresters, 22/500 KV and 22/345 KV.

50.	Auxiliary power transformers, 22/4 KV.

51.    Power leads from generator terminals to low voltage side of transformers.

52.    Switchgear, 4160 volts.

53.	Switchgear, 440 volts.

54.    Auxiliary power unit substations.

55.    Motor control centers.

56.    Station batteries.

57.	Area load frequency control equipment.

58.	Oscillograph.

59.    Station annunciator.

60.    Battery chargers.

61.	Intercommunication equipment.

62.    Public address amplifier and equipment.

63.    Steam air heaters.

64.    Valves, butterfly.

65.    Valves, stainless steel.

66.    Valves, evaporator blowdown.

67.    Valves, large cast steel.

68.    Valves bronze.

69.    Valves, cast iron.

70.    Valves, high pressure.

71.    Valves, small forged steel.

72.    Valves, plug.

73.    Valves, motor operated.

74.	Valves, control and controllers, regulating, temperature, steam and feedwater sampling.

B.	Related Facilities included in items 19, 34, 39, 40, 41, 42, 43 and 44 of Section A above.

C.    The Common Facilities.

D.    The Minimum Coal Storage Pile.

E.    The 500 KV Switchyard Facilities.

F.    The 345 KV Switchyard Facilities.

G.	The portion of the Switchyard Facilities described in Exhibit 2 of the Co-Tenancy Agreement as the 345‑500 KV transformer.

H.    Reserve Auxiliary Power Source.

I.    Connection to Reserve Auxiliary Power Source.

J.	The Connection to 345 KV Switchyard Facilities.

Ex. 4-5

EXHIBIT 5

AMENDED ORIGINAL PLANT SITE

Two parcels of land, Parcel “A” being located in Sections 25, 35 and 36, and Parcel “B” being located in Sections 25 and 36, Township 29 North, Range 16 West, New Mexico Principal Meridian and described by metes and bounds as follows: (Bearing reference is true North.)

(Parcel “A”) Beginning at the northwest corner of Section 36, thence S 25º 50’ 23” E, 1264.17 feet to the most southerly corner of Parcel “A”, which is the true point of beginning; thence N 50º 37’ E, 445.00 feet; thence N 39º 23’ W, 292.00 feet; thence N 50º 37’ E, 175.00 feet; thence N 39º 23’ W, 34.00 feet; thence N 50º 37’ E, 114.00 feet; thence N 39º 23’ W, 25.00 feet; thence N 50º 37’ E, 151.00 feet; thence N 39º 23’ W, 391.37 feet to the north line of Section 36, from which the northwest corner of Section 36 bears N 89º 48’ W, 763.98 feet; thence N 39º 23’ W, 117.63 feet; thence S 50º 37’ W, 142.36 feet to the south line of Section 25, from which the southwest corner of Section 25 bears N 89º 48’ W, 579.31 feet; thence S 50º 37’ W, 56.14 feet; thence N 84º 23’ W, 121.62 feet; thence S 50º 37’ W, 130.50 feet; thence N 39º 23’ W, 139.28 feet to the north line of Section 36, from which the northwest corner of Section 36 bears N 89º 48’ W, 225.65 feet; thence N 39º 23’ W, 10.22 feet; thence N 84º 23’ W, 79.90 feet; thence N 39º 23’ W, 44.67 feet; thence S 50º 37’ W, 78.31 feet to the south line of Section 25, from which the southwest corner of Section 25 bears N 89º 48’ W, 50.77 feet; thence S 50º 37’ W, 57.69 feet; thence S 39º 23’ E, 127.67 feet; thence S 50º 37’ W, 112.73 feet to the west line of Section 36, from which the northwest corner of Section 36 bears N 0º 01’ W, 206.97 feet; thence S 50º 37’ W, 24.77 feet; thence S 39º 23’ E, 30.19 feet to the east line of Section 35, from which the northeast corner of Section 35 bears N 0º 01’ W, 246.03 feet; thence S 39º 23’ E, 147.81 feet; thence S 50º 37’ W, 58.00 feet; thence S 39º 23’ E, 151.50 feet; thence N 50º 37’ E, 238.00 feet; thence S 39º 23’ E, 53.00 feet; thence S 50º 37’ W, 290.00 feet; thence S 39º 23’ E, 47.00 feet; thence N 50º 37’ E, 110.00 feet; thence S 39º 23’ E, 6.00 feet; thence N 50º 37’ E, 180.00 feet; thence S 39º 23’ E, 53.00 feet; thence S 50º 37’ W, 180.00 feet; thence S 39º 23’ E, 41.00 feet, thence S 50º 37’ W, 110.00 feet, thence S 39º 23’ E, 112.00 feet; thence N 50º 37’ E, 110.00 feet; thence S 39º 23’ E, 6.00 feet; thence N 50º 37’ E, 180.00 feet; thence S 39º 23’ E, 53.00 feet; thence S 50º 37’ W, 180.00 feet; thence S 39º 23’ E, 41.00 feet; thence S 50º 37’ W, 140.00 feet; thence S 39º 23’ E, 327.50 feet to the true point of beginning.

(Parcel “B”) Beginning at the northwest corner of Section 36, thence S 86º 32’ 04” E, 1223.42 feet to the most southerly corner of Parcel “B”, which is the true point of beginning; thence N 50º 37’ E, 109.97 feet to the north line of Section 36, from which the northwest corner of Section 36 bears N 89º 48’ W, 1306.18 feet; thence N 50º 37’ E, 640.03 feet; thence N 39º 23’ W, 176.63 feet; thence N 84º 23’ W, 181.02 feet; thence S 65º 37’ W, 295.05 feet; thence S 50º 7’ W, 342.00 feet; thence S 5º 37’ W, 152.73 feet; thence S 39 23’ E, 87.67 feet; thence N 62º 22’ E, 115.42 feet; thence S 39º 23’ E, 70.96 feet to the south line of Section 25, from which the southwest corner of Section 25 bears N 89º 48’ W, 1163.54 feet; thence S 39º 23’ E, 90.87 feet to the true point of beginning.

Ex. 5-1

Parcel “A”    Parcel “B”    Total
Section 25    Acres        0.30        6.22         6.52
Section 35    Acres        0.01        ‑‑         0.01
Section 36    Acres        14.55        0.11        14.66
Total    Acres        14.86        6.33        21.19

NEW PLANT SITE

A parcel of land located in Sections 25, 26, 35, and 36, Township 29 North, Range 16 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the northeast corner of Section 35, thence S 0º 01’ E, 1557.04 feet, thence S 89º 37’ W, 628.55 feet to the most westerly corner of the parcel of land which is the true point of beginning; thence S 39º 23’ E, 990.95 feet to the east line of Section 35, from which the northeast corner of Section 35 bears N 0º 01’ W, 2327.17 feet; thence S 39º 23’ E, 1171.78 feet; thence N 89º 37’ E, 1831.50 feet; thence N 0º 23’ W, 2020.76 feet; thence S 89º 37’ W, 414.44 feet; thence N 39º 23’ W, 1338.30 feet; thence S 50º 37’ W, 40.00 feet; thence N 39º 23’ W, 30.00 feet; thence N 50º 37’ E, 40.00 feet; thence N 39º 23’ W, 182.87 feet to the north line of Section 36, from which the northwest corner of Section 36 bears N 89º 48’ W, 1163.54 feet; thence N 39º 23’ W, 70.96 feet; thence S 62º 22’ W, 115.42 feet; thence N 39º 23’ W, 87.67 feet; thence N 5º 37’ E, 251.73 feet; thence S 50º 37’ W, 288.00 feet; thence S 39º 23’ E, 175.87 feet to the south line of Section 25, from which the southwest corner of Section 25 bears N 89º 48’ W, 874.26 feet; thence S 39º 23’ E, 321.13 feet; thence S 50º 37’ W, 236.00 feet; thence S 39º 23’ E, 25.00 feet; thence S 50º 37’ W, 114.00 feet; thence S 39º 23’ E, 34.00 feet; thence S 50º 37’ W, 175.00 feet; thence S 39º 23’ E, 292.00 feet; thence S 50º 37’ W, 445.00 feet; thence N 39º 23’ W, 610.00 feet; thence S 50º 37’ W, 75.00 feet; thence N 39º 23’ W, 166.75 feet to the west line of Section 36, from which the northwest corner of Section 36 bears N 0º 01’ W, 584.99 feet; thence N 39º 23’ W, 408.97 feet; thence N 16º 37’ E, 281.21 feet to the north line of Section 35, from which the northeast corner of Section 35 bears S 89º 49’ E, 178.91 feet; thence N 16º 37’ E, 34.67 feet; thence N 73º 23’ W, 120.00 feet; thence S 16º 37’ W, 70.07 feet to the south line of Section 26, from which the southeast corner of Section 26 bears S 89º 49’ E, 304.02 feet; thence S 16º 37’ W, 375.96 feet; thence S 39º 23’ E, 648.98 feet to the east line of Section 35, from which the northeast corner of Section 35 bears N 0º 01’ W, 860.90 feet; thence S 39º 23’ E, 142.67 feet; thence S 50º 37’ W, 117.05 feet to the west line of Section 36, from which the northwest corner of Section 36 bears N 0º 01’ W, 1045.44 feet; thence S 50º 37’ W, 812.93 feet to the true point of beginning.

Ex. 5-2

Section 25            1.02 Acres
Section 26            0.14 Acres
Section 35         12.32 Acres
Section 36         138.77 Acres

Total         152.25 Acres

PUMPING PLANT SITE

A parcel of land containing 1.35 acres, more or less, located in Section 7, Township 29 North, Range 15 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the southwest corner of Section 7, thence N 29º 01’ E, 3250.46 feet to the southwest corner of the parcel of land, which is the true point of beginning; thence N 89º 39’ E, 250.00 feet; thence N 0º 21’ W, to the north boundary of the Navajo Reservation, being the San Juan River; thence along the north boundary of the Navajo Reservation to a point; thence S 89º 39’ W, to a point from which the northwest corner of Section 7 bears N 35º 59’ W, 2671.50 feet; thence S 0º 21’ E, 300.00 feet, to the true point of beginning.

DAM SITE

A parcel of land containing 293.21 acres, more or less, located in Sections 23, 24, 25, 26 and 35, Township 29 North, Range 16 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the northwest corner of Section 35, thence S 89º 49’ E 3200.91 feet, thence S 11º 30’ W, 3.74 feet, thence S 0º 24’ E, 1323.65 feet to the Southwest corner of the parcel of land, which is the true point of beginning; thence N 89º 37’ E, 1407.45 feet, to a point common to the west boundary of the Common and Related Facilities Area; thence N 11º 30’ E, 1339.34 feet to the north line of Section 35 from which the northeast corner of Section 35 bears S 89º 49’ E, 362.48 feet; thence N 11º 30’ E, 1813.91 feet to the east line of Section 26º from which the southeast corner of Section 26 bears S 0º 01’ E, 1778.62 feet; thence N 11º 30’ E, 3595.29 feet to the north line of Section 25 from which the northwest corner of Section 25 bears N 89º 49’ W, 718.46 feet; thence N 11º 30’ E, 930.37 feet; thence N 78º 29’ W, 922.99 feet to the west line of Section 24 from which the southwest corner of Section 24 bears S 0º 01’ E, 1093.61 feet; thence N 78º 29’ W, 727.01 feet; thence S 11º 30’ W, 1260.96 feet to the south line of Section 23 from which the southeast corner of Section 23 bears S 89º 50’ E, 964.33 feet; thence S 11º 30’ W, 5408.99 feet to the south line of Section 26 from which the southeast corner of Section 26 bears S 89º 49’ E, 2045.23 feet; thence S 11º 30’ W, 3.74 feet; thence S 0º 24’ E, 1323.65 feet to the true point of beginning.

Ex. 5-3

Section 23            22.63 Acres
Section 24            18.87 Acres
Section 25            29.05 Acres
Section 26            175.84 Acres
Section 35             46.82 Acres
Total                293.21 Acres

COMMON AND RELATED FACILITIES AREA

Parcel “A” located in Sections 25, 26, 35, 36, Township 29 North, Range 16 West, and Section 30, Township 29 North, Range 15 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the northeast corner of Section 35, thence S 0º 01’ E, 1557.04 feet, thence S 89º 37’ W, 628.55 feet to the southwest corner of the parcel of land which is the true point of beginning; thence S 39º 23’ E, 990.95 feet to the east line of Section 35, from which the northeast corner of Section 35 bears N 0º 01’ W, 2327.17 feet; thence S 39º 23’ E, 1171.78 feet; thence N 89º 37’ E, 1831.50 feet; thence N 0º 23’ W, 2930.76 feet; thence N 89º 38’ E, 1400.00 feet; thence N 0º 22’ W, 267.72 feet, to the north line of Section 36 from which the northeast corner of Section 36 bears S 89º 48’ E, 1291.85 feet; thence N 0º 22’ W, 16.09 feet; thence N 71º 12’ E, 1125.38 feet; thence N 42º 31’ E, 336.04 feet, to the east line of Section 25 from which the southeast corner of Section 25 bears S 0º 03’ W, 631.02 feet; thence N 42º 31’ E, 695.89 feet; thence N 47º 29’ W, 300.00 feet; thence S 42º 31’ W, 368.16 feet, to the west line of Section 30 from which the southwest corner of Section 30 bears S 0º 03’ W, 1075.35 feet; thence S 42º 31’ W, 587.07 feet; thence S 71º 12’ W, 790.56 feet; thence N 45º 22’ W, 777.81 feet; thence S 89º 38’ W, to a point 100.00 feet from the shoreline of the Storage Lake, the water level in the Storage Lake being 5327.50 feet above mean sea level, thence in a southwesterly direction along a line within the Storage Lake, parallel with and 100.00 feet from the shoreline of said Storage Lake, the water level in the Storage Lake being 5327.50 feet above mean sea level, cross the west line of Section 25 and continue to the east boundary of the Dam Site, thence along the east boundary of the Dam Site S 11º 30’ W, to the south line of Section 26, from which the southeast corner of Section 26 bears S 89º 49’ E, 362.48 feet; thence S 11º 30’ W, 1339.34 feet, to the southeast corner of the Dam Site; thence S 0º 23’ E, 250.00 feet to the true point of beginning, except those parcels described as Parcel “A” and Parcel “B” in the Amended Original Plant Site”, and except that parcel described in the “New Plant Site.”

Ex. 5-4

Parcel “B” located in Section 25, Township 29 North, Range 16 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the southeast corner of Section 25, thence N 31º 19’ W, 754 72 feet to a point on the north boundary line of the Common and Related Facilities Area as described in Parcel “A” which is the true point of beginning; thence N 13º 31’ W, 1006.80 feet; thence N 70º 06’ W, 1409.20 feet; thence S 49º 33’ W, 290.00 feet; thence S 1º 14’ E, 419.00 feet; thence S 26º 07’ E, 624.77 feet to a point on the north boundary line of the Common and Related Facilities Area (Parcel “A”); thence easterly along said line N 89º 38’ E, 195.13 feet; thence S 45º 22’ E, 777.81 feet; thence N 71º 12’ E, 790.56 feet to the true point of beginning, containing 43.08 acres.

Parcel “C’ located in Sections 35, 36, Township 29 North, Range 16 West, New Mexico Principal Meridian, and described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the northeast corner of Section 35, thence S 25º 39’ 13” W, 1454.64 feet to a point common to the west boundary line of the Common and Related Facilities Area (Parcel “A”) and the southeast corner of the Dam Site; thence S 0º 23’ E, 250.00 feet to the most westerly corner of the new plant site; thence S 39º 23’ E, 990.95 feet along the westerly line of the new plant site to the east line of Section 35, from which the northeast corner of Section 35 bears N 0º 01’ W, 2327.17 feet; thence continuing S 39º 23’ E, 1171.78 feet; thence S 89º 37’ W, 743.25 feet to the west line of Section 36 from which the northwest corner of Section 36 bears N 0º 01’ W, 3237.83 feet; thence continuing S 89º 37’ W, 3024.69 feet to a point common with the Ash Disposal Area; thence N 0º 24’ W, along the boundary of the Ash Disposal Area 1930.47 feet; thence N 89º 36’ E, 1000.00 feet to a point common to the Ash Disposal Area and the southwest corner of the Dam Site; thence N 89º 37’ E, 1407.45 feet to the true point of beginning containing 132.95 acres.
Acres                             Parcel     Parcel    Parcel
“A”     “B”    “C’        Total

Section 25    T29N, R16W        70.00     43.08     ‑        113.08
Section 26    T29N, R16W        148     ‑     -         1.48
Section 35    T29N, R16W        11.76     ‑    125.18        136.94
Section 36    T29N, R16W        37.51     ‑     7.77         45.28
Section 30    T29N, R15W        3.66     ‑     ‑         3.66

Total Acreage        124.41     43.08    132.95        300.44

Ex. 5-5

ASH DISPOSAL AREA

A parcel of land located in Sections 26, 27, 33, 34 and 35, Township 29 North, Range 16 West, and a portion of unsurveyed Township 28 North, Range 16 West, New Mexico Principal Meridian, described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the southwest corner of Section 34, thence S 89º 50’ E, 38.07 feet to a point on the south line of Section 34; thence S 0º 25’ E, 107.96 feet to the most southerly corner of the parcel of land which is the true point of beginning; thence N 89º 35’ E, 2432.94 feet; thence N 0º 25’ W, 83.19 feet to the south line of Section 34, from which the southwest corner of Section 34 bears N 89º 50’ W, 2471.13 feet; thence N 0º 25’ W, 1416.81 feet; thence N 89º 35’ E, 2778.61 feet to the east line of Section 34, from which the northeast corner of Section 34 bears N 0º 05’ W, 3859.17 feet; thence N 89º 35’ E, 221.39 feet; thence N 0º 24’ W, 1500.00 feet; thence N 89º 36’ E, 2000.00 feet; thence N 0º 24’ W, 1000.00 feet; thence N 89º 36’ E, 1000.00 feet to a point that is common to the southwest corner of the Dam Site boundaries; thence along the west boundary of the Dam Site N 0º 24’ W, 1323.65 feet; thence continuing along the west boundary of the Dam Site N 11º 30’ E, 691.18 feet; thence S 89º 36’ W, 3142.43 feet; thence N 0º 24’ W, 1000.00 feet; thence S 89º 35’ W, 190.87 feet to the west line of Section 26, from which the southwest corner of Section 26 bears S 0º 05’ E, 1641.00 feet; thence S 89º 35’ W, 4809.13 feet; thence S 0º 25’ E,1594.67 feet to the south line of Section 27, from which the southwest corner of     Section 27 bears N 89º 52’ W, 444.00 feet; thence S 0º 25’ E, 405.33 feet; thence S 89º 35’ W, 446.01 feet to the west line of Section 34, from which the northwest corner of Section 34 bears N 0º 08’ W, 405.33 feet; thence S 89º 35’ W, 1313.99 feet; thence S 30º 20’ W, 283.00 feet; thence S 17º 26’ W, 874.00 feet; thence S 7º 05’ W, 751.00 feet; thence S 16º 05’ W, 564.00 feet; thence S 23º 25’ E, 297.00 feet; thence N 83º 35’ E, 436.00 feet; thence S 83º 55’ E, 347.00 feet; thence S 70º 25’ E, 385.00 feet; thence S 52º 55’ E, 503.00 feet; thence S 29º 55’ E, 623.00 feet; thence S 4º 10’ E, 69.85 feet to the east line of Section 33, from which the northeast corner of Section 33 bears N 0º 08’ W, 4087.04 feet; thence S 4º 10’ E, 478.15 feet; thence S 0º 25’ E, 845.48 feet to the true point of beginning.

Section 26    T29N, R16W    53.73    Acres
Section 27    T29N, R16W    178.45    Acres
Section 33    T29N, R16W    111.57    Acres
Section 34    T29N, R16W    542.12    Acres
Section 35    T29N, R16W    157.03    Acres
Unsurveyed    T28N, R16W     5.34    Acres

Total Acreage            1048.24 Acres

Ex. 5-6

ADDITIONAL ASH DISPOSAL AREA

A parcel of land located in Sections 34 and 35, Township 29 North, Range 16 West, and a portion of unsurveyed Township 28 North, Range 16 West, New Mexico Principal Meridian, described by metes and bounds as follows: (Bearing reference is true North.)

Beginning at the southwest corner of Section 34, Township 29 North, Range 16 West; thence S 89º 50’ E, 38.07 feet to a point on the south line of Section 34; thence S 0º 25’ E, 107.96 feet to a point in unsurveyed Township 28 North, Range 16 West, which is the most southerly corner of the parcel of land as described in Ash Disposal Area (Exhibit No. 6) and the true point of beginning of the parcel herein described: Thence continuing S 0º 25’ E, 1996.97 feet; thence N 89º 35’ E, 6036.47 feet to a point on the westerly right‑of‑way line of the Four Corners to Cholla 345 KV powerline thence N 34º 26’ 42” E, 2442.34 feet along afore mentioned powerline right‑of‑way; thence N 0º 24’ W, 25.23 feet to a point on the township line between Township 28 North and Township 29 North from which the southwest corner of Section 35, Township 29 North, Range 16 West bears N 89º 50’ W, 2229.49 feet; thence continuing N 0º 24’ W, 2036.66 feet to a point which is common with the southwest corner of Parcel “C’ of the Common and Related Facilities Area; thence continuing N 0º 34’ W, 930.74 feet along the west line of Parcel “C” to a point common with Parcel “C” and the Ash Disposal Area thence S 89º 36’ W, 2000.00 feet along the southerly line of Ash Disposal Area thence S 0º 24’ E, 1500.00 feet; thence S 89º 35’ W, 221.39 feet to the west line of Section 35 from which the northwest corner of Section 35 bears N 0º 05’ W, 3859.17 feet; thence continuing S 89º 35’ W, 2778.61 feet; thence S 0º 25’ E, 1416.81 feet to a point on the south line of Section 34, Township 29 North, Range 16 West, from which the southwest corner of Section 34 bears N 89º 50’ W, 2471.11 feet; thence continuing S 0º 25’ E, 83.19 feet to a point in unsurveyed Township 28 North, Range 16 West; thence S 89º 35’ W, 2432.94 feet to the true point of beginning containing 549.65 acres.

Section 34 T29N, R16W     91.14 Acres
Section 35 T29N, R16 W     143.26 Acres
Unsurveyed T28N, R16 W      315.25 Acres

Total Acreage         549.65 Acres

Ex. 5-7

STORAGE LAKE

A parcel of land located in Sections 24, 25 and 26, Township 29 North, Range 16 West, and Sections 19 and 30, Township 29 North, Range 15 West, New Mexico Principal Meridian, and described as follows:

The area bounded by the shoreline of a storage lake (“Morgan Lake”) impounded by an earthfill dam located upon the Dam Site, the water level in the storage lake being 5327.50 feet above mean sea level, except an area along the south shoreline contained within the Common and Related Facilities Area, and except an area along the west shoreline contained within the Dam Site.

Net Area of Storage Lake as Described Herein    =    1119.94 Acres
Lake Area Contained Within Common and
Related Facilities Area            =    54.08 Acres
Lake Area Contained Within Dam Site        =    113.71 Acres
Gross Area of Lake        =    1287.73 Acres

PUMPING PLANT ACCESS ROAD AND WATER
PIPELINE RIGHT‑OF‑WAY

Portion “A” is situated in Section 7 Township 29 North, Range 15 West, New Mexico Principal Meridian and includes the right‑of‑way for the Pumping Plant Access Road, 36 inch water pipeline and 2 inch water pipeline. Portion “A” is described as follows: (Bearing reference is true North.)

Beginning at the southwest corner of Section 7, thence N 45º 14’ 57” E, 3112.63 feet, which is the true point of beginning (and a point common with the beginning of the centerline of Portion “B”) thence N 80º 32’ 00” W, 50.00 feet; thence N 28º 32’ 00” W, 44.00 feet; thence N 87º 21’ 22” W, 205.43 feet; thence N 40º 20’ 06’ W, 229.53 feet; thence N 10º 17’ 10” W, 136.53 feet; thence N 45º
36’ 10” W, 215.12 feet; thence N 0º 21’ 00” W, 135.12 feet to a point on the south line of the Pumping Plant Site from which the southwest corner of the Pumping Plant Site bears S 89º 39’ 00” W, 30.78 feet; thence N 89º 39’ 00” E, 219.22 feet along the south line of the Pumping Plant Site to the southeast corner of the site; thence S 47º 26’ 00” E, 114.03 feet; thence S 38º 03’ 00” E, 168.89 feet; thence S 28º 32’ 00” E, 513.02 feet; thence N 80º 32’ 00” W, 50.00 feet to the true point of beginning, containing 4.4216 acres.

Portion “B” 100 feet wide, extends from Portion “A” through or across Sections 7, 18, 19, Township 29 North, Range 15 West, New Mexico Principal Meridian, the centerline of Portion “B” being described as follows: (Bearing reference is true North.)

Ex. 5-8

Beginning at the southwest corner of Section 7, thence N 45º 14’ 57” E, 3112.63 feet to a point common with the beginning of Portion “A”, which is the true point of beginning (Sta. 0+00); thence S 09º 28’ 00” W, 147.11 feet; thence S 09º 18’ 00” W, 194.10 feet; thence S 22º 02’ 00” E, 280.00 feet; thence S 25º 11’ 00” E, 847.87 feet; thence S 26º 01’ 00” W, 499.63 feet; thence S 09º 06’ 00” E, 382.99 feet, to a point on the south line of Section 7, from which the southwest corner of Section 7 bears S 89º 59’ 00” W, 2462.19 feet; thence continuing S 09º 06’ 00” E, 97.01 feet; thence S 42º 36’ 00” E, 1024.10 feet; thence S 34º 50’ 00” E, 1939.30 feet; thence S 10º 58’ 00” E, 825.00 feet; thence S 10º 50’ 00” W, 2089.76 feet to a point on the south line of Section 18, from which the southeast corner of Section 18 bears N 89º 59’ 00” E, 1211.82 feet; thence continuing S 10º 50’ 00” W, 2964.14 feet; thence S 21º 47’ 00” W, 2208.78 feet to the end of Portion “B” (Sta. 134+99.79) from which the southwest corner of Section 19, Township 29 North, Range 15 West, bears S 82º 43’ 00” W, 2696.72 feet.

Portion “C”, 100 feet wide, extends from Portion “B” through or across Sections 19, 29, 30, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the Plant Access Road right‑of‑way, the centerline of said Portion “C” being described as follows:

Beginning at the southeast corner of Section 19 thence N 50º 13’ 54’ W, 2566.17 feet to a point common with the east boundary line of Portion “B” which is the true point of beginning (Sta. 0+00); thence S 45º 38’ 22” E, 2347.84 feet, to a point on the south line of Section 19, from which the southeast corner of Section 19 bears east 293.86 feet; thence continuing S 45º 38’ 22” E, 181.10 feet to (Sta. 25+28.94) to a point of intersection with the west boundary of the Plant Access Road right-of-way from which the northwest corner of Section 29, Township 29 North, Range 15 West, bears N 17º 22’ 02” W, 433.76 feet.

Portion “A”    Metes & Bounds                 4.4216 Acres
Portion “B”    Width = 100 Feet Length - 2.5568 Miles 30.9915 Acres
Portion “C’    Width = 100 Feet Length = 0.5568 Miles 6.7491 Acres
Total Acreage 42.1622 Acres

PLANT ACCESS ROAD

A right‑of‑way extending from the Common and Related Facilities Area through or across Section 36, Township 29 North, Range 16 West, Sections 31, 30, 29, 17, 16, 9 and 10, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the north boundary of the Navajo Indian Reservation, said right-of-way consisting of three portions described as follows: (Bearing reference is true North.)

Ex. 5-9

Portion “A” is a right‑of‑way, 100 feet wide whose centerline is described as follows:

Beginning at the northeast corner of Section 36, Township 29 North, Range 16 West; thence S 51º 54’ 40” W, 3374.45 feet to a point common with the east boundary of the Common and Related Facilities Area, which is the true point of beginning (Sta. 0+00); thence N 72º 54’ 57” E, 84.34 feet; thence along a circular curve to the left, 232.80 feet, the radius of the curve being 577.71 feet and its angle of intersection being 23º 05’ 18”; thence N 49º 49’ 39” E, 1077.15 feet; thence along a circular curve to the right, 245.23 feet (Sta. 16+39.51), the radius of the curve being 353.12 feet and its angle of intersection being 39º 47’ 22”; thence N 89º 37’ 00” E, 1322.83 feet to a point on the east line of Section 36, from which the northeast corner of Section 36 bears N 0º 03’ 00” E, 1159.08 feet; thence continuing N 89º 37’ 00” E, 1971.08 feet; thence along a circular curve to the left, 812.91 feet (Sta. 57+46.33), the radius of the curve being 737.94 feet and its angle of intersection being 63º 07’ 00” to a point common with the centerline of Portion “C” of this right‑of‑way. Portion “B” is a right‑of‑way, 100 feet wide, whose centerline is described as follows:

Beginning at the northeast corner of Section 36, Township 29 North, Range 16 West; thence S 55º 32’ 38” W, 3222.99 feet to a point common with the east boundary of the Common and Related Facilities area which is the true point of beginning (Sta. 0+00); thence N 50º 32’ 13” E, 879.73 feet; thence along a circular curve to the right 280.59 feet, the radius of the curve being 411.38 feet, and its angle of intersection being 39º 04’ 47”; thence N 89º 37’ 00” E, 395.85 feet, to a point common with the centerline of Portion “A” (Sta. 16+39.51) of this right‑of‑way.

Portion “C” is a right‑of‑way, 40 feet wide, whose centerline is described as follows:

Continuing from the point common with Portion “A” of this right‑of‑way (Sta. 57+46.33), N 26º 30’ E, 6887.25 feet; thence N 25º 52’ E, 94.64 feet; thence N 29º 08’ E, 434.70 feet; thence N 30º 50’ E, 872.50 feet; thence N 30º 41’ E, 1399.10 feet; thence N 30º 59’ E, 1800.16 feet; thence along a circular curve to the left, 510.79 feet (to Sta. 177+45.47), the radius of the curve being 2341.45 feet and its angle of intersection being 12º 30’; thence N 18º 29’ E, 3538.15 feet; thence along a circular curve to the right 857.50 feet (to Sta. 221+41.12) the radius of the curve being 1212.21 feet and its angle of intersection being 40º 32’; thence N 59º 01’ E, 325.29 feet; thence N 52º 27’ E, 378.40 feet; thence N 43º
30’ E, 2118.80 feet; thence N 43º 59’ E, 1030.20 feet; thence N 63º 23’ E, 100.00 feet; thence N 87º 19’ E, 99.80 feet; thence S 76º 20’ E, 100.00 feet; thence S 66º 15’ E, 124.50 feet; thence S 59º 50’ E, 509.70 feet; thence S 54º 55’ E, 703.50 feet; thence S 60º 39’ E, 396.00 feet; thence S 81º 16’ E, 228.51 feet; thence along a circular curve to the right 301.84 feet, the radius of the curve being 959.09 feet

Ex. 5-10

and its angle of intersection being 18º 02’; thence S 63º 14’ E, 271.94 feet; thence along a circular curve to the left 238.29 feet (to Sta. 290+67.89), the radius of the curve being 160.00 feet, and its angle of intersection being 85º 20’, to the point of tangency of this curve from which the northeast corner of Section 16, Township 29 North, Range 15 West, bears N 41º 51’ E, 607.03 feet; thence N 31º 26’ E, 2541.40 feet; thence along a circular curve to the right, 352.50 feet (to Sta. 319+61.79), the radius of the curve being 200.00 feet and its angle of intersection being 100º 59’; thence S 47º 35’ E, 889.00 feet; thence along a circular curve to the left, 278.27 feet, the radius of the curve being 200.00 feet and its angle of intersection being 79º 44’; thence N 52º 41’ E, 948.46 feet to a point (Sta. 340+77.52) at the south end of the San Juan County Bridge over the San Juan River, from which point the southeast corner of Section 10, Township 29 North, Range 15 West, bears S 52º 21’ E, 2955.00 feet.

Portion “A”     Width = 100 Feet Length = 1.0883 Miles 13.1915 Acres
Portion “B”    Width = 100 Feet Length = 0.2947 Miles 3.5721 Acres
Portion “C”    Width = 40 Feet Length = 5.3658 Miles 26.0160 Acres

    Total Acreage          42.7796 Acres

SIX INCH GAS PIPELINE

A right‑of‑way extending from the Common and Related Facilities area through or across Section 36, Township 29 North, Range 16 West and Section 31, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the El Paso Natural Gas Company’s Four Corners Meter Station.

A 20 foot wide right‑of‑way whose centerline is described as follows:
(Bearing reference is true North.)

Beginning at the Northeast corner of Section 36, Township 29 North, Range 16 West; thence S 66º 52’ 26” W, 2894.60 feet, to a point common with the east boundary of the Common and Related Facilities area, which is the true point of beginning (Sta. 0+00); thence N 89º 37’ 00” E, 846.56 feet to a point of intersection with the north boundary line of the Plant Overload Road right-of-way; thence continuing easterly within the Plant Access Road right‑of‑way 4156.60 feet to a point of intersection with the south right‑of‑way line of the Plant Access Road from which the northwest corner of Section 31, Township 29 North, Range 15 West bears N 64º 18’ 00” W, 2598.14 feet; thence S 63º 20’ 00” E, 48.62 feet to a point within the El Paso Natural Gas Company’s Four Corners Meter Station.

Right-of-Way    Width = 20 Feet = 0.1695 Miles = 0.4109 Acres

Ex. 5-11

RIGHT-OF-WAY FOR ACCESS ROAD TO UTAH LEASED LANDS

A right-of-way, 150 feet wide, extending from the Common and Related Facilities Area through Section 36, Township 29 North, Range 16 West, and Section 31, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the Utah Construction and Mining Company Lease, the centerline of said right-of-way being described as follows: (Bearing reference is true North.)

Beginning at the northwest corner of Section 36, Township 29 North, Range 16 West, thence S 81º 52’ E, 2582.51 feet, to a point common with the Common and Related Facilities Area, which is the true point of beginning; (Sta. 0+00) thence N 89º 38’ E, 1400.00 feet (north boundary of right‑of‑way is common with south boundary of Common and Related Facilities Area between the above two points); thence N 87º 57’ E, 1290.25 feet, to a point on the east line of Section 36, Township 29 North, Range 16 West, from which the northeast corner of Section 36 bears N 0º 03’ E, 291.97 feet; thence continuing N 87º 57’ E, 1879.38 feet; thence along a circular curve to the right, 874.07 feet, the radius of the curve being 1273.57 feet and its angle of intersection being 39º 20’; thence S 52º 43’ E, 1550.00 feet (to Sta. 69+93.70) to a point on the west boundary of the Utah Construction and Mining Company Leased Area, from which the northeast corner of Section 31, Township 29 North, Range 15 West, bears N 43º 15’ E, 1944.82 feet. Total Right‑of‑Way Width = 150 Feet Length = 1.3246 Miles

RIGHT-OF-WAY FOR WATER LINES TO UTAH MINING LEASED LANDS

Three rights-of‑way described as follows:

(A) A right-of-way, common with the right-of-way for the Right-of-Way for Access Road to Utah Leased Lands, 150 feet wide, extending from the Common and Related Facilities Area through Section 36, Township 29 North, Range 16 West, and Section 31, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the Utah Construction and Mining Company Lease, the centerline of said right‑of‑way being described as follows: (Bearing reference is true North.)

Beginning at the northwest corner of Section 36, Township 29 North, Range 16 West, thence S 81º 52’ E, 2582.51 feet, to a point common with the Common and Related Facilities Area, which is the true point of beginning; (Sta. 0+00) thence N 89º 38’ E, 1400.00 feet (north boundary of right‑of‑way is common with south boundary of Common and Related Facilities Area between the above two points); thence N 87º 57’ E, 1290.25 feet, to a point on the east line of Section 36, Township 29 North, Range 16 West, from which the northeast corner of Section 36 bears N 0º 03’ E, 291.97 feet; thence continuing N 87º 57’ E, 1879.38 feet; thence along a circular curve to the right, 874.07 feet, the radius of the curve being 1273.57 feet and its angle of intersection being 39º 20’; thence S

Ex. 5-12

52º 43’ E, 1550.00 feet (to Sta. 69+93.70) to a point on the west boundary of the Utah Construction and Mining Company Leased Area, from which the northeast corner of Section 31, Township 29 North, Range 15 West, bears N 43º 15’ E, 1944.82 feet.

(B) A right‑of‑way, a portion of which is common with the right‑of‑way plotted and described as Portion “C” on Exhibit 9, 100 feet wide, extending from Portion “A” of the right‑of‑way plotted and described on Exhibit 9, through Sections 19, 20 and 29, Township 29 North, Range 15 West, New Mexico Principal Meridian, to the Utah Construction and Mining Company Lease Area, the centerline of said right‑of‑way being described as follows:

Beginning at the southeast corner of Section 19, thence N 63º 56’ W, 2479.22 feet, to a point, which is the true point of beginning; (Sta. 0+00) thence S 68º 10’ E, 2399.30 feet, to a point on the east line of Section 19 from which the southeast corner of Section 19 bears S 0º 04’ W, 197.44 feet; thence continuing S 68º 10’ E, 511.82 feet to the south line of Section 20, from which the southwest corner of Section 20 bears S 89º 09’ W, 475.48 feet; thence continuing S 68º 10’ E, 2136.62 feet, (to Sta. 50+47.74) to a point on the west boundary of the Utah Construction and Mining Lease Area, from which lease corner L-23 bears N 0º 04’ E, 797.84 feet.

(C) A right-of-way, 100 feet wide, extending from the storage Lake, through Section 30, Township 29 North, Range 15 West, New Mexico Principal Meridian to the Utah Construction and Mining Company Lease Area, the centerline of said right‑of‑way being described as follows:

Beginning at the southeast corner of Section 30, thence N 50º 42’ W, 2784.44 feet, to a point, which is the true point of beginning; (Sta. 0+00) thence S 69º 09’ E, 2298.17 feet, (to Sta. 22+98.17) to a point on the west boundary of Utah Construction and Mining Company Lease Area, from which point lease corner L-33 bears N 0º 02’ E, 347.08 feet.

Portion “A” Width = 150 Feet Length = 1.3246 Miles
Portion “B” Width = 100 Feet    Length = 0.9560 Miles
Portion “C” Width = 100 Feet    Length = 0.4353 Miles

Total Right‑of‑Way Length = 2.7159 Miles

PUMPING PLANT SITE POWER LINE RIGHT-OF-WAY

A right-of-way, 40 feet wide, extending from the Pumping Plant Site through or across Sections 7 and 18, Township 29 North, Range 15 West, and Sections 13 and 24, Township 29 North, Range 16 West, New Mexico Principal Meridian, to the north boundary of the Dam Site, the centerline of said

Ex. 5-13

right‑of‑way being described as follows: (Bearing reference is true North.) Beginning at the northwest corner of Section 7, Township 29 North, Range 15 West, thence S 33º 07’ E, 2938.30 feet to a point common with the Pumping Plant Site, which is the true point of beginning (Sta. 0+00); thence S 36º 42’ W, 194.25 feet; thence S 28º 07’ W, 3046.81 feet to a point on the south line of Section 7, from which the southwest corner of Section 7 bears S 89º 58’ W, 57.08 feet; thence S 28º 07’ W, 121.26 feet (to Sta. 33+62.32) to a point on the west line of Section 18, Township 29 North, Range 15 West, from which the northwest corner of Section 18 bears N 0º 03’ E, 106.95 feet; thence S 28º 07’ W, 5882.16 feet (to Sta. 92+44.48) to a point on the south line of Section 13, Township 29 North, Range 16 West, from which the southeast corner of Section 13 bears S 89º 49’ E, 2768.12 feet; thence S 28º 07’ W, 4814.37 feet, to the end point of the right-of-way described, (Sta. 140+58.85) said point being common with the north boundary of the Dam Site and from which point the southwest corner of Section 24, Township 29 North, Range 16 West bears S 11º 42’ W, 1071.55 feet.

Total Right‑of‑Way    Width = 40 Feet    Length = 2.6627

Ex. 5-14

EXHIBIT 6*

*The conditions of Letter of Understanding No. 1, dated March 28, 1967 and Letter of Understanding No. 2, dated February 9, 1972, have been satisfied. Therefore such letters are not included in this exhibit. The original signed letters may be found with the original agreement

Ex. 6-1

EXHIBIT 7

APPROVED LOCATIONS OF EXISTING CAPITAL ITEMS
(AS OF DECEMBER 31, 1981)

FACILITY             APPROVED            SHOULD HAVE BEEN
LOCATION             LOCATED ON____

1. Warehouse            FC Project            Common and Related

2. New Admin. Bldg.          “                    “

3. Guardhouse Main &
Satellite             “                    “

4. Switchyard Shop         “                    “

5. Shop for Units 4 & 5         “                    “

6. Overhaul Shop         “                    “

7. 150 Gallon
Demineralizer         “                     “

8. Common Building        1/3 on Initial FC Plant
2/3 on FC Project             “

9. National Pollution        part on Initial FC Plant        Initial FC Plant
Discharge Elimination    part on Common & Rel.
System (NPDES) Trench

10. NPDES East Sump.        part on Common & Rel.            “
part on FC Project

11. NPDES West Sump.    Common & Related             “

12. Scrubber Upgrade
Control Bldg.         “                      “

13. Thickener Tanks A & B     “                      “

14. Original Lime Slaker     “                       “
15. Lime Upgrade         “                      “

Ex. 7-1

(SO2 removal)         “                 “

16. RCC Building         “                     “

FACILITY             APPROVED            SHOULD HAVE BEEN
LOCATION             LOCATED ON

17. Initial FC Plant Bldg.     “                    “

18. Scrubber Intercept
Sump             “                    “

19. NPDES Hydrobin Sump     “                    “

20. Combination Storage
Bldg.             “                    “

21. Utah Power and Light
345 KV Interconnection      “                    “

EXHIBIT 8

APPROVED LOCATIONS OF FACILITIES COMMITTED FPR
CAPITAL ITEMS
(AS OF DECEMBER 31, 1981)

FACILITY          APPROVED            SHOULD HAVE BEEN
LOCATION             LOCATED ON____

1    Old Turbine         FC Project            Common and Related
Construction Covers

2.    Chemical Storage Bldg.        “                “

3.    Combination Storage     Common and Related        Initial FC Plant
Bldg.

4.    Public Service Co. of
New Mexico Intercon-
nection bay in the
500 KV Switchyard,
the 500/345 KV
transformer and
associated bays in
the 500 KV and
345 KV Switchyards.

5.     Baghouses for the        “            FC Project
    Four Corners Project

6.    Truck scales         FC Project            Common and Related

7.    Storage racks for the        “                “
existing warehouse

8.    Transmission line        “            Partly on Initial
from Initial Four                    FC Plant (up to
Corners Plant                        the canal)
substation and
switchyard over to                    Partly on FC
the new substation                    Project (after
and switchyard under                    the canal)
construction for the
PRP and S02
Removal Projects.

ATTACHMENT A

BILL OF SALE FROM ARIZONA TO EL PASO, NEW MEXICO, SALT RIVER PROJECT, EDISON AND TUCSON :

1.	The definition of Common Facilities in Section 5.8 of the CO‑Tenancy Agreement shall apply to this Attachment A.

2.
Arizona, for value received, hereby grants, bargains, sells and conveys to El Paso, New Mexico, Salt River Project, Edison and Tucson, hereinafter referred to as “Second Parties”, their successors and assigns, the following undivided interests in the Common Facilities, to wit:

El Paso as to 5.07%,
New Mexico as to 9.42%,
Salt River Project as to 7.24%,
Edison as to 34.76%, and
Tucson as to 5.07%,
to have and to hold as tenants in common with Arizona.

3.
Arizona binds itself and its successors and assigns to warrant and defend the rights, titles, interests and estates herein granted, bargained, sold and conveyed to Second Parties against the lawful claims and demands of all persons claiming or to claim said rights, titles, Interests and estates, or any part thereof by, through or under Arizona, and no other.

4.
This Bill of Sale is made upon the express condition that the rights, titles, interests and estates herein granted, bargained, sold and conveyed to Second Parties shall be held by Second Parties in accordance with the Co-Tenancy Agreement.

5.
Arizona agrees that the 38.44% interest in the Common Facilities retained by Arizona shall be held by Arizona as a tenant in common with Second Parties, and shall be subject to the Co‑Tenancy Agreement.

6.
Arizona shall not be deemed to be in violation of Section 7 of the Exchange Agreement in the event that the provisions of said Section 7shall not be legally effective as to Arizona, its mortgagees, trustees, secured parties, receivers, successors or assigns.

ATTACHMENT B

BILL OF SALE FROM EL PASO, NEW MEXICO, SALT RIVER PROJECT.
EDISON AND TUCSON TO ARIZONA

1.	The definitions of Existing New Facilities and Existing Related Facilities in Sections 5.14(a) and 5.14(b) of the Co‑Tenancy Agreement shall apply to this Attachment B.

2.
El Paso, New Mexico, Salt River Project, Edison and Tucson (hereinafter collectively referred to in this Attachment B as “First Parties” and singularly as “First Party”), for value received, hereby respectively grant, bargain, sell and convey to Arizona, its successors and assigns, undivided 1.24%, 2.29%, 1.76%, 8.47% and 1.24% interests in the Ddsting New Facilities [being in total, an undivided 15% in the Existing New Facilities (except for the Existing Related Facilities)], and undivided 3.17%, 5.87%0 4.52%, 21.71% and 3.17% interests in the Eidsting Related Facilities (being in total an undivided 38.44% Miterest in the Existing Related Facilities (27.58% of which is allocated to the Initial Four Corners Plant and 10.86% of which is allocated to Arizona’s interest in the Four Corners Project)], to have and to hold as a tenant in common with First Parties.

3.
First Parties, respectively, bind themselves and their successors and assigns to warrant and defend the rights, titles, interests and estates herein respectively granted, bargained, sold and conveyed to Arizona against the lawful claims and demands of all persons claiming or to claim said rights, titles, interests and estates, or any part thereof, by, through or under First Parties, respectively, and no other.

4.
This Bill of Sale is made upon the express condition that the rights, titles interests and estates herein granted, bargained, sold and conveyed to Arizona shall be held by Arizona in accordance with the Co‑Tenancy Agreement.

5.
First Parties hereby agree that the following undivided interests in the Existing New Facilities (excepting the Existing Related Facilities), to wit: El Paso as to 7%, New Mexico as to 13%, Salt River Project as to 10%, Edison as to 48%, and Tucson as to 7%, and the following undivided interests in the Eidsting Related Facilities, to wit: El Paso as to 5.07%, New Mexico as to 9.42%, Salt River Project as to 7.24%, Edison as to 34.76%, and Tucson as to 5.07%, retained by First Parties, respectively, shall be held by First Parties as tenants in common with Arizona, and shall be subject to the Co‑Tenancy Agreement.

6.
No First Party shall be deemed to be in violation of Section 7 of the Exchange Agreement in the event that. the provisions of said Section 7 shall not be legally effective as to it, its mortgagee$, trustees, secured parties, receivers, successors or assigns.

ATTACHMENT C

BILL OF SALE FROM ARIZONA TO EL PASO, NEW MEXICO, SALT RIVER PROJECT, EDISON AND TUCSON

1.
Arizona, for remuneration received pursuant to Section 3 hereof hereby grants, bargains, sells and conveys to El Paso, New Mexico, Salt River Project, Edison and Tucson, (hereinafter collectively referred to as “Purchasing Participants”), their successors and assigns, the following undivided interests in the brine concentrator and capital improvements thereto, to wit:

1.1    El Paso as to 5.07%
1.2    New Mexico as to 9.42%
1.3     Salt River Project as to 7.24%
1.4     Edison as to 34.76%
1.5     Tucson as to 5.07%
to have and to hold as tenants in common with Arizona. Arizona shall retain a 38.44% undivided interest in said facilities.

2.
The purchase price of the brine concentrator and capital improvements thereto has been computed by straight line depreciation of the replacement cost of such facilities to be $4,479,922. Such determination was computed using the Handy Whitman Index for boiler plant in the Plateau Region from the date of installation (July 1, 1979) till June 1, 1983.

3.
The Purchasing Participants have, prior to July 1, 1983, individually paid to Arizona the $4,479,922 purchase price of the brine concentrator and capital improvements thereto, in the following amounts:

3.1    El Paso        $ 368,960
3.2    New Mexico        685,524
3.3    Salt River Project    526,879
3.4    Edison            2,529,599
3.5    Tucson            368,960

4.	The brine concentrator and the capital improvements thereto shall become a part of the SOD2U Removal Project for Units 4 and 5 at the Enlarged Four Corners Generating Station.

5.
Arizona binds itself and its successors and assigns to warrant and defend the rights, titles, interests and estates herein granted, bargained, sold and conveyed to the Purchasing Participants against the lawful claims and demands of all persons claiming or attempting to claim said rights, titles, interests and estates, or any part thereof by, through or under Arizona, and no other.

6.
This Bill of Sale is made upon the express condition that the rights, titles interests and estates herein granted, bargained, sold and conveyed to the Purchasing Participants shall be held by such Purchasing Participants in accordance with the Co‑Tenancy Agreement.

7.
Arizona agrees that the 38.44% interest in the brine concentrator and the capital improvements thereto retained by Arizona shall be held by Arizona as a tenant in common with the Purchasing Participants, and shall be subject to the Co‑Tenancy Agreement.

8.
The terms and conditions agreed to herein pertain only to the purchase of the brine concentrator and the capital improvements thereto and shall not establish a basis or set a precedent for any further transactions involving the sale of machinery or equipment or other ownership rights regarding the Enlarged Four Corners Generating Station.

Ex. 7-2